Exhibit 99.2

EARNINGS RELEASE FINANCIAL SUPPLEMENT

FOURTH QUARTER 2025

JPMORGAN CHASE & CO.
TABLE OF CONTENTS

Page(s)
Consolidated Results
Consolidated Financial Highlights	2–3
Consolidated Statements of Income	4
Consolidated Balance Sheets	5
Condensed Average Balance Sheets and Annualized Yields	6
Reconciliation from Reported to Managed Basis	7
Segment & Corporate Results - Managed Basis	8
Capital and Other Selected Balance Sheet Items	9–10
Earnings Per Share and Related Information	11

Business Segment & Corporate Results
Consumer & Community Banking (“CCB”)	12–15
Commercial & Investment Bank (“CIB”)	16–19
Asset & Wealth Management (“AWM”)	20–22
Corporate	23

Credit-Related Information	24-27

Non-GAAP Financial Measures	28
Glossary of Terms and Acronyms (a)

(a)    Refer to the Glossary of Terms and Acronyms on pages 327–333 of JPMorgan Chase & Co.’s (the “Firm’s”) Annual Report on Form 10-K for the year ended December 31, 2024 (the “2024 Form 10-K”) and the Glossary of Terms and Acronyms and Line of Business Metrics on pages 194-200 and pages 201-202, respectively, of the Firm’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025.

JPMORGAN CHASE & CO.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(in millions, except per share and ratio data)

	QUARTERLY TRENDS								FULL YEAR
							4Q25 Change						2025 Change
SELECTED INCOME STATEMENT DATA	4Q25		3Q25	2Q25	1Q25	4Q24	3Q25	4Q24	2025		2024		2024
Reported Basis
Total net revenue	$45,798		$46,427	$44,912	$45,310	$42,768	(1)%	7%	$182,447		$177,556	(i)	3%
Total noninterest expense	23,983		24,281	23,779	23,597	22,762	(1)	5	95,640		91,797		4
Pre-provision profit (a)	21,815		22,146	21,133	21,713	20,006	(1)	9	86,807		85,759		1
Provision for credit losses	4,655	(f)	3,403	2,849	3,305	2,631	37	77	14,212	(f)	10,678		33
NET INCOME	13,025		14,393	14,987	14,643	14,005	(10)	(7)	57,048		58,471		(2)

Managed Basis (b)
Total net revenue	46,767		47,120	45,680	46,014	43,738	(1)	7	185,581		180,593	(i)	3
Total noninterest expense	23,983		24,281	23,779	23,597	22,762	(1)	5	95,640		91,797		4
Pre-provision profit (a)	22,784		22,839	21,901	22,417	20,976	—	9	89,941		88,796		1
Provision for credit losses	4,655	(f)	3,403	2,849	3,305	2,631	37	77	14,212	(f)	10,678		33
NET INCOME	13,025		14,393	14,987	14,643	14,005	(10)	(7)	57,048		58,471		(2)

EARNINGS PER SHARE DATA
Net income: Basic	$4.64		$5.08	$5.25	$5.08	$4.82	(9)	(4)	$20.05		$19.79		1
Diluted	4.63		5.07	5.24	5.07	4.81	(9)	(4)	20.02		19.75		1
Average shares: Basic	2,735.3		2,762.4	2,788.7	2,819.4	2,836.9	(1)	(4)	2,776.5		2,873.9		(3)
Diluted	2,740.5		2,767.6	2,793.7	2,824.3	2,842.4	(1)	(4)	2,781.5		2,879.0		(3)

MARKET AND PER COMMON SHARE DATA
Market capitalization	$868,793		$858,683	$797,181	$681,712	$670,618	1	30	$868,793		$670,618		30
Common shares at period-end	2,696.2		2,722.2	2,749.7	2,779.1	2,797.6	(1)	(4)	2,696.2		2,797.6		(4)
Book value per share	126.99		124.96	122.51	119.24	116.07	2	9	126.99		116.07		9
Tangible book value per share (“TBVPS”) (a)	107.56		105.70	103.40	100.36	97.30	2	11	107.56		97.30		11
Cash dividends declared per share	1.50		1.50	1.40	1.40	1.25	—	20	5.80		4.80		21

FINANCIAL RATIOS (c)
Return on common equity (“ROE”)	15%		17%	18%	18%	17%			17%		18%
Return on tangible common equity (“ROTCE”) (a)	18		20	21	21	21			20		22
Return on assets	1.14		1.26	1.35	1.40	1.35			1.29		1.43

CAPITAL RATIOS (d)
Common equity Tier 1 (“CET1”) capital ratio (e)	14.5%	(g)(h)	14.8%	15.1%	15.4%	15.7%			14.5%	(g)(h)	15.7%
Tier 1 capital ratio (e)	15.5	(g)(h)	15.8	16.1	16.5	16.8			15.5	(g)(h)	16.8
Total capital ratio (e)	17.3	(g)(h)	17.7	17.8	18.2	18.5			17.3	(g)(h)	18.5
Tier 1 leverage ratio	6.9	(g)	6.9	6.9	7.2	7.2			6.9	(g)	7.2
Supplementary leverage ratio (“SLR”)	5.8	(g)	5.8	5.9	6.0	6.1			5.8	(g)	6.1

(a)Pre-provision profit, TBVPS and ROTCE are each non-GAAP financial measures. Tangible common equity (“TCE”) is also a non-GAAP financial measure; refer to page 10 for a reconciliation of common stockholders’ equity to TCE. Refer to page 28 for a further discussion of these measures.
(b)Refer to Reconciliation from Reported to Managed Basis on page 7 for a further discussion of managed basis.
(c)Ratios are based upon annualized amounts.
(d)As of January 1, 2025, the benefit from the Current Expected Credit Losses (“CECL”) capital transition provision had been fully phased-out. As of December 31, 2024, CET1 capital reflected the remaining $720 million CECL benefit. Refer to Note 21 of the Firm’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025 and Note 27 of the Firm’s 2024 Form 10-K for additional information.
(e)Reflects the Firm’s ratios under the Basel III Standardized approach. Refer to page 9 for further information on the Firm’s capital metrics.
(f)Includes an increase of $2.2 billion to the provision for lending-related commitments associated with the Firm’s forward purchase commitment of the Apple credit card portfolio, as agreed upon on December 30, 2025 and announced on January 7, 2026. Refer to footnote (g) on page 24 for further information.
(g)Estimated.
(h)Includes a decrease of approximately 25 basis points under the Basel III Standardized approach, reflecting the impact of the Firm’s forward purchase commitment of the Apple credit card portfolio.
(i)Included a $7.9 billion net gain related to Visa shares recorded in the second quarter of 2024. Refer to Note 2 of the Firm’s 2024 Form 10-K for additional information on the exchange offer for Visa Class B-1 common stock.

JPMORGAN CHASE & CO.
CONSOLIDATED FINANCIAL HIGHLIGHTS, CONTINUED
(in millions, except ratios, employee data and where otherwise noted)

	QUARTERLY TRENDS								FULL YEAR
							4Q25 Change				2025 Change
	4Q25		3Q25	2Q25	1Q25	4Q24	3Q25	4Q24	2025	2024	2024
SELECTED BALANCE SHEET DATA (period-end)
Total assets	$4,424,900		$4,560,205	$4,552,482	$4,357,856	$4,002,814	(3)%	11%	$4,424,900	$4,002,814	11%
Loans:
Consumer, excluding credit card loans	402,258		393,084	394,040	391,138	392,810	2	2	402,258	392,810	2
Credit card loans	247,797		235,475	232,943	223,384	232,860	5	6	247,797	232,860	6
Wholesale loans	843,374		806,687	785,009	741,173	722,318	5	17	843,374	722,318	17
Total loans	1,493,429		1,435,246	1,411,992	1,355,695	1,347,988	4	11	1,493,429	1,347,988	11

Deposits:
U.S. offices:
Noninterest-bearing	583,342		589,105	591,177	581,623	592,500	(1)	(2)	583,342	592,500	(2)
Interest-bearing	1,452,729		1,433,404	1,441,905	1,416,585	1,345,914	1	8	1,452,729	1,345,914	8
Non-U.S. offices:
Noninterest-bearing	37,057		34,255	29,976	29,856	26,806	8	38	37,057	26,806	38
Interest-bearing	486,192		491,712	499,322	467,813	440,812	(1)	10	486,192	440,812	10
Total deposits	2,559,320		2,548,476	2,562,380	2,495,877	2,406,032	—	6	2,559,320	2,406,032	6

Long-term debt	435,206		427,203	419,802	407,224	401,418	2	8	435,206	401,418	8
Common stockholders’ equity	342,393		340,167	336,879	331,375	324,708	1	5	342,393	324,708	5
Total stockholders’ equity	362,438		360,212	356,924	351,420	344,758	1	5	362,438	344,758	5

Loans-to-deposits ratio	58%		56%	55%	54%	56%			58%	56%

Employees	318,512		318,153	317,160	318,477	317,233	—	—	318,512	317,233	—

95% CONFIDENCE LEVEL - TOTAL VaR
Average VaR (a)	$35		$33	$42	$50	$40	6	(13)

Earnings-at-Risk (in billions) (b)(c)
Parallel shift:
+100 bps shift in rates	$2.1	(e)	$1.8	$1.8	$2.2	$2.3	15	(8)
-100 bps shift in rates	(2.4)	(e)	(2.2)	(2.0)	(2.2)	(2.5)	(12)	2

LINE OF BUSINESS & CORPORATE NET REVENUE (d)
Consumer & Community Banking	$19,396		$19,473	$18,847	$18,313	$18,362	—	6	$76,029	$71,507	6
Commercial & Investment Bank	19,375		19,878	19,535	19,666	17,598	(3)	10	78,454	70,114	12
Asset & Wealth Management	6,516		6,066	5,760	5,731	5,778	7	13	24,073	21,578	12
Corporate	1,480		1,703	1,538	2,304	2,000	(13)	(26)	7,025	17,394	(60)
TOTAL NET REVENUE	$46,767		$47,120	$45,680	$46,014	$43,738	(1)	7	$185,581	$180,593	3

LINE OF BUSINESS & CORPORATE NET INCOME
Consumer & Community Banking	$3,642		$5,009	$5,169	$4,425	$4,516	(27)	(19)	$18,245	$17,603	4
Commercial & Investment Bank	7,268		6,901	6,650	6,942	6,636	5	10	27,761	24,846	12
Asset & Wealth Management	1,808		1,658	1,473	1,583	1,517	9	19	6,522	5,421	20
Corporate	307		825	1,695	1,693	1,336	(63)	(77)	4,520	10,601	(57)
NET INCOME	$13,025		$14,393	$14,987	$14,643	$14,005	(10)	(7)	$57,048	$58,471	(2)

(a)Effective April 1, 2025, the Firm refined the historical proxy time series inputs to one of its VaR models to more appropriately reflect the risk exposure from certain securitization warehousing loan positions. With this refined time series, the average Total VaR for the three months ended March 31, 2025 and December 31, 2024 would have been lower for each period by $(5) million. Refer to Commercial & Investment Bank VaR on page 19 for further information.
(b)Earnings-at-risk estimates the Firm’s interest rate exposure for a given interest rate scenario. The Firm’s actual net interest income results may differ compared to the instantaneous rate changes modelled in the earnings-at-risk estimates. Refer to pages 147-148 of the Firm’s 2024 Form 10-K for additional information.
(c)Reflects the simultaneous shift of U.S. dollar and non-U.S. dollar rates.
(d)Refer to Reconciliation from Reported to Managed Basis on page 7 for a further discussion of managed basis.
(e)Estimated.

JPMORGAN CHASE & CO.
CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share and ratio data)

	QUARTERLY TRENDS										FULL YEAR
									4Q25 Change						2025 Change
REVENUE	4Q25		3Q25	2Q25		1Q25		4Q24	3Q25	4Q24	2025		2024		2024
Investment banking fees	$2,326		$2,612	$2,499		$2,178		$2,421	(11)%	(4)%	$9,615		$8,910		8%
Principal transactions	5,340		7,109	7,149		7,614		5,195	(25)	3	27,212		24,787		10
Lending- and deposit-related fees	2,364		2,349	2,248		2,132		1,952	1	21	9,093		7,606		20
Asset management fees	5,701		5,120	4,806		4,700		4,874	11	17	20,327		17,801		14
Commissions and other fees	2,108		2,204	2,194		2,033		1,865	(4)	13	8,539		7,530		13
Investment securities gains/(losses)	(71)		105	(54)		(37)		(92)	NM	23	(57)		(1,021)		94
Mortgage fees and related income	357		383	363		278		376	(7)	(5)	1,381		1,401		(1)
Card income	1,020		1,140	1,344		1,216		1,602	(11)	(36)	4,720		5,497		(14)
Other income	1,658		1,439	1,154		1,923		1,225	15	35	6,174		12,462	(g)	(50)
Noninterest revenue	20,803		22,461	21,703		22,037		19,418	(7)	7	87,004		84,973		2
Interest income	48,808		49,439	48,241		46,853		47,566	(1)	3	193,341		193,933		—
Interest expense	23,813		25,473	25,032		23,580		24,216	(7)	(2)	97,898		101,350		(3)
Net interest income	24,995		23,966	23,209		23,273		23,350	4	7	95,443		92,583		3
TOTAL NET REVENUE	45,798		46,427	44,912		45,310		42,768	(1)	7	182,447		177,556		3

Provision for credit losses	4,655	(d)	3,403	2,849		3,305		2,631	37	77	14,212	(d)	10,678		33

NONINTEREST EXPENSE
Compensation expense	13,118		13,566	13,710		14,093		12,469	(3)	5	54,487		51,357		6
Occupancy expense	1,475		1,420	1,264		1,302		1,309	4	13	5,461		5,026		9
Technology, communications and equipment expense	2,908		2,839	2,704		2,578		2,516	2	16	11,029		9,831		12
Professional and outside services	3,338		3,173	3,006		2,839		3,007	5	11	12,356		11,057		12
Marketing	1,468		1,480	1,279		1,304		1,335	(1)	10	5,531		4,974		11
Other expense (a)	1,676	(e)	1,803	1,816		1,481	(e)	2,126	(7)	(21)	6,776	(e)	9,552	(e)(h)	(29)
TOTAL NONINTEREST EXPENSE	23,983		24,281	23,779		23,597		22,762	(1)	5	95,640		91,797		4
Income before income tax expense	17,160		18,743	18,284		18,408		17,375	(8)	(1)	72,595		75,081		(3)
Income tax expense	4,135		4,350	3,297	(f)	3,765		3,370	(5)	23	15,547	(f)	16,610		(6)
NET INCOME	$13,025		$14,393	$14,987		$14,643		$14,005	(10)	(7)	$57,048		$58,471		(2)

NET INCOME PER COMMON SHARE DATA
Basic earnings per share	$4.64		$5.08	$5.25		$5.08		$4.82	(9)	(4)	$20.05		$19.79		1
Diluted earnings per share	4.63		5.07	5.24		5.07		4.81	(9)	(4)	20.02		19.75		1

FINANCIAL RATIOS
Return on common equity (b)	15%		17%	18%		18%		17%			17%		18%
Return on tangible common equity (b)(c)	18		20	21		21		21			20		22
Return on assets (b)	1.14		1.26	1.35		1.40		1.35			1.29		1.43
Effective income tax rate	24.1		23.2	18.0	(f)	20.5		19.4			21.4	(f)	22.1
Overhead ratio	52		52	53		52		53			52		52

(a)Included Firmwide legal expense of $60 million, $62 million, $118 million, $121 million and $236 million for the three months ended December 31, 2025, September 30, 2025, June 30, 2025, March 31, 2025 and December 31, 2024, respectively, and $361 million and $740 million for the full year 2025 and 2024, respectively.
(b)Ratios are based upon annualized amounts.
(c)Refer to page 28 for a further discussion of ROTCE.
(d)Refer to footnote (f) on page 2 and footnote (g) on page 24 for further information.
(e)Included FDIC special assessment accrual releases of $326 million and $323 million for the three months ended December 31, 2025 and March 31, 2025, respectively, and $763 million for the full year 2025; and an accrual increase of $725 million for the full year 2024. Refer to Note 6 on page 228 of the Firm’s 2024 Form 10-K for additional information.
(f)Included a $774 million income tax benefit in Corporate driven by the resolution of certain tax audits and the impact of tax regulations related to foreign currency translation gains and losses finalized in 2024 and effective for 2025.
(g)Included a $7.9 billion net gain related to Visa shares recorded in the second quarter of 2024. Refer to footnote (i) on page 2 for further information.
(h)Included a $1.0 billion contribution of Visa shares to the JPMorgan Chase Foundation recorded in the second quarter of 2024. Refer to Note 2 of the Firm’s 2024 Form 10-K for additional information.

JPMORGAN CHASE & CO.
CONSOLIDATED BALANCE SHEETS
(in millions)

							Dec 31, 2025
							Change
	Dec 31,	Sep 30,		Jun 30,	Mar 31,	Dec 31,	Sep 30,	Dec 31,
	2025	2025		2025	2025	2024	2025	2024
ASSETS
Cash and due from banks	$21,742	$21,821		$23,759	$22,066	$23,372	—%	(7)%
Deposits with banks	321,596	281,615		396,568	403,837	445,945	14	(28)
Federal funds sold and securities purchased under
resale agreements	336,426	425,815		470,589	429,506	295,001	(21)	14
Securities borrowed	286,191	248,368		223,976	238,702	219,546	15	30
Trading assets:
Debt and equity instruments	745,096	892,928		829,510	814,664	576,817	(17)	29
Derivative receivables	57,777	59,849		60,346	60,539	60,967	(3)	(5)
Available-for-sale (“AFS”) securities	507,198	490,499	(a)	485,380	399,363	406,852	3	25
Held-to-maturity (”HTM”) securities	270,134	293,446	(a)	260,559	265,084	274,468	(8)	(2)
Investment securities, net of allowance for credit losses	777,332	783,945		745,939	664,447	681,320	(1)	14
Loans	1,493,429	1,435,246		1,411,992	1,355,695	1,347,988	4	11
Less: Allowance for loan losses	25,765	25,735		24,953	25,208	24,345	—	6
Loans, net of allowance for loan losses	1,467,664	1,409,511		1,387,039	1,330,487	1,323,643	4	11
Accrued interest and accounts receivable	111,599	141,876		124,463	117,845	101,223	(21)	10
Premises and equipment	36,244	35,063		33,562	32,811	32,223	3	12
Goodwill, MSRs and other intangible assets	64,458	64,442		64,465	64,525	64,560	—	—
Other assets	198,775	194,972		192,266	178,427	178,197	2	12
TOTAL ASSETS	$4,424,900	$4,560,205		$4,552,482	$4,357,856	$4,002,814	(3)	11

LIABILITIES
Deposits	$2,559,320	$2,548,476		$2,562,380	$2,495,877	$2,406,032	—	6
Federal funds purchased and securities loaned or sold
under repurchase agreements	442,396	567,574		595,340	533,046	296,835	(22)	49
Short-term borrowings	64,776	69,355		65,293	64,980	52,893	(7)	22
Trading liabilities:
Debt and equity instruments	169,690	195,859		173,292	149,871	153,222	(13)	11
Derivative payables	46,329	46,403		48,110	37,232	39,661	—	17
Accounts payable and other liabilities	316,794	316,896		303,641	293,538	280,672	—	13
Beneficial interests issued by consolidated VIEs	27,951	28,227		27,700	24,668	27,323	(1)	2
Long-term debt	435,206	427,203		419,802	407,224	401,418	2	8
TOTAL LIABILITIES	4,062,462	4,199,993		4,195,558	4,006,436	3,658,056	(3)	11

STOCKHOLDERS’ EQUITY
Preferred stock	20,045	20,045		20,045	20,045	20,050	—	—
Common stock	4,105	4,105		4,105	4,105	4,105	—	—
Additional paid-in capital	91,114	90,865		90,576	90,223	90,911	—	—
Retained earnings	416,055	407,401		397,424	386,616	376,166	2	11
Accumulated other comprehensive loss (“AOCI”)	(4,290)	(5,878)		(7,243)	(9,111)	(12,456)	27	66
Treasury stock, at cost	(164,591)	(156,326)		(147,983)	(140,458)	(134,018)	(5)	(23)
TOTAL STOCKHOLDERS’ EQUITY	362,438	360,212		356,924	351,420	344,758	1	5
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,424,900	$4,560,205		$4,552,482	$4,357,856	$4,002,814	(3)	11

(a) During the third quarter of 2025, the Firm transferred $44.1 billion of investment securities from AFS to HTM for asset-liability management purposes.

JPMORGAN CHASE & CO.
CONDENSED AVERAGE BALANCE SHEETS AND ANNUALIZED YIELDS
(in millions, except rates)

	QUARTERLY TRENDS							FULL YEAR
						4Q25 Change				2025 Change
AVERAGE BALANCES	4Q25	3Q25	2Q25	1Q25	4Q24	3Q25	4Q24	2025	2024	2024
ASSETS
Deposits with banks	$335,623	$360,156	$405,213	$446,044	$448,992	(7)%	(25)%	$386,384	$490,205	(21)%
Federal funds sold and securities purchased under resale agreements	330,694	424,346	432,714	377,998	337,553	(22)	(2)	391,398	359,197	9
Securities borrowed	261,877	234,112	234,024	241,003	232,500	12	13	242,788	209,744	16
Trading assets - debt instruments	620,465	580,985	562,967	495,143	452,091	7	37	565,277	456,029	24
Investment securities	788,922	768,599	727,651	664,970	661,361	3	19	737,960	611,241	21
Loans	1,461,079	1,417,466	1,380,726	1,339,391	1,339,378	3	9	1,400,048	1,322,425	6
All other interest-earning assets (a)	125,164	110,100	102,687	103,835	100,085	14	25	110,504	88,726	25
Total interest-earning assets	3,923,824	3,895,764	3,845,982	3,668,384	3,571,960	1	10	3,834,359	3,537,567	8
Trading assets - equity and other instruments	241,351	264,681	239,996	225,468	204,126	(9)	18	242,977	208,534	17
Trading assets - derivative receivables	57,543	61,842	57,601	59,099	58,643	(7)	(2)	59,025	57,005	4
All other noninterest-earning assets	306,700	297,658	294,039	282,363	290,438	3	6	295,263	282,816	4
TOTAL ASSETS	$4,529,418	$4,519,945	$4,437,618	$4,235,314	$4,125,167	—	10	$4,431,624	$4,085,922	8
LIABILITIES
Interest-bearing deposits	$1,949,049	$1,913,958	$1,902,337	$1,842,888	$1,793,337	2	9	$1,902,382	$1,748,050	9
Federal funds purchased and securities loaned or
sold under repurchase agreements	517,849	567,920	558,043	465,203	358,508	(9)	44	527,509	363,820	45
Short-term borrowings	56,265	53,755	55,059	49,291	41,346	5	36	53,612	39,593	35
Trading liabilities - debt and all other interest-bearing liabilities (b)	306,567	314,591	300,126	288,140	304,599	(3)	1	302,440	314,054	(4)
Beneficial interests issued by consolidated VIEs	27,327	28,884	26,185	25,775	25,881	(5)	6	27,052	26,515	2
Long-term debt	359,910	350,368	348,372	344,945	346,485	3	4	350,938	344,346	2
Total interest-bearing liabilities	3,216,967	3,229,476	3,190,122	3,016,242	2,870,156	—	12	3,163,933	2,836,378	12
Noninterest-bearing deposits	615,559	610,601	602,777	587,417	623,654	1	(1)	604,183	638,592	(5)
Trading liabilities - equity and other instruments	52,059	48,628	44,159	37,671	36,228	7	44	45,677	32,025	43
Trading liabilities - derivative payables	47,591	47,926	40,865	41,087	40,621	(1)	17	44,395	39,497	12
All other noninterest-bearing liabilities	236,876	226,934	209,853	208,539	216,082	4	10	220,645	203,006	9
TOTAL LIABILITIES	4,169,052	4,163,565	4,087,776	3,890,956	3,786,741	—	10	4,078,833	3,749,498	9
Preferred stock	20,045	20,045	20,045	20,013	20,050	—	—	20,037	24,054	(17)
Common stockholders’ equity	340,321	336,335	329,797	324,345	318,376	1	7	332,754	312,370	7
TOTAL STOCKHOLDERS’ EQUITY	360,366	356,380	349,842	344,358	338,426	1	6	352,791	336,424	5
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,529,418	$4,519,945	$4,437,618	$4,235,314	$4,125,167	—	10	$4,431,624	$4,085,922	8

AVERAGE RATES (c)
INTEREST-EARNING ASSETS
Deposits with banks	3.10%	3.25%	3.36%	3.76%	3.97%			3.39%	4.55%
Federal funds sold and securities purchased under resale agreements	4.06	4.24	4.24	4.52	4.76			4.27	5.09
Securities borrowed	3.55	3.67	3.79	3.88	4.09			3.72	4.39
Trading assets - debt instruments	4.33	4.30	4.50	4.56	4.52			4.41	4.47
Investment securities	3.74	3.86	3.85	3.84	3.86			3.82	3.82
Loans	6.63	6.74	6.71	6.80	6.87			6.72	7.00
All other interest-earning assets (a)(d)	6.24	7.43	6.87	7.63	8.26			7.00	9.36
Total interest-earning assets	4.95	5.05	5.04	5.19	5.31			5.05	5.50

INTEREST-BEARING LIABILITIES
Interest-bearing deposits	2.24	2.41	2.40	2.44	2.66			2.37	2.84
Federal funds purchased and securities loaned or
sold under repurchase agreements	3.99	4.22	4.29	4.52	4.81			4.25	5.26
Short-term borrowings	4.01	4.35	4.42	4.40	5.03			4.29	5.31
Trading liabilities - debt and all other interest-bearing liabilities (b)	2.95	2.92	3.04	2.94	3.09			2.96	3.26
Beneficial interests issued by consolidated VIEs	4.23	4.58	4.55	4.66	4.85			4.50	5.22
Long-term debt	4.92	5.16	5.16	5.16	5.38			5.10	5.49
Total interest-bearing liabilities	2.94	3.13	3.15	3.17	3.36			3.09	3.57

INTEREST RATE SPREAD	2.01	1.92	1.89	2.02	1.95			1.96	1.93
NET YIELD ON INTEREST-EARNING ASSETS	2.54	2.45	2.43	2.58	2.61			2.50	2.63
Memo: Net yield on interest-earning assets excluding Markets (e)	3.76	3.73	3.71	3.80	3.79			3.75	3.84
(a) Includes brokerage-related held-for-investment customer receivables, which are classified in accrued interest and accounts receivable, and all other interest-earning assets, which are classified in other assets, on the Consolidated Balance Sheets.
(b)    All other interest-bearing liabilities include brokerage-related customer payables.
(c)    Includes the effect of derivatives that qualify for hedge accounting. Taxable-equivalent amounts are used where applicable. Refer to Note 5 of the Firm’s 2024 Form 10-K for additional information on hedge accounting.
(d) The rates reflect the impact of interest earned on cash collateral where the cash collateral has been netted against certain derivative payables.
(e)    Net yield on interest-earning assets excluding Markets is a non-GAAP financial measure. Refer to page 28 for a further discussion of this measure.

JPMORGAN CHASE & CO.
RECONCILIATION FROM REPORTED TO MANAGED BASIS
(in millions, except ratios)

The Firm prepares its Consolidated Financial Statements using accounting principles generally accepted in the U.S. (“U.S. GAAP”). That presentation, which is referred to as “reported” basis, provides the reader with an understanding of the Firm’s results that can be tracked consistently from year-to-year and enables a comparison of the Firm’s performance with other companies’ U.S. GAAP financial statements. In addition to analyzing the Firm’s results on a reported basis, management reviews Firmwide results, including the overhead ratio, on a “managed” basis; these Firmwide managed basis results are non-GAAP financial measures. The Firm also reviews the results of the lines of business on a managed basis. Refer to the notes on Non-GAAP Financial Measures on page 28 for additional information on managed basis.

The following summary table provides a reconciliation from reported U.S. GAAP results to managed basis.

	QUARTERLY TRENDS							FULL YEAR
						4Q25 Change				2025 Change
	4Q25	3Q25	2Q25	1Q25	4Q24	3Q25	4Q24	2025	2024	2024
OTHER INCOME
Other income - reported	$1,658	$1,439	$1,154	$1,923	$1,225	15%	35%	$6,174	$12,462	(50)%
Fully taxable-equivalent adjustments (a)	856	588	663	602	849	46	1	2,709	2,560	6
Other income - managed	$2,514	$2,027	$1,817	$2,525	$2,074	24	21	$8,883	$15,022	(41)

TOTAL NONINTEREST REVENUE
Total noninterest revenue - reported	$20,803	$22,461	$21,703	$22,037	$19,418	(7)	7	$87,004	$84,973	2
Fully taxable-equivalent adjustments	856	588	663	602	849	46	1	2,709	2,560	6
Total noninterest revenue - managed	$21,659	$23,049	$22,366	$22,639	$20,267	(6)	7	$89,713	$87,533	2

NET INTEREST INCOME
Net interest income - reported	$24,995	$23,966	$23,209	$23,273	$23,350	4	7	$95,443	$92,583	3
Fully taxable-equivalent adjustments (a)	113	105	105	102	121	8	(7)	425	477	(11)
Net interest income - managed	$25,108	$24,071	$23,314	$23,375	$23,471	4	7	$95,868	$93,060	3

TOTAL NET REVENUE
Total net revenue - reported	$45,798	$46,427	$44,912	$45,310	$42,768	(1)	7	$182,447	$177,556	3
Fully taxable-equivalent adjustments	969	693	768	704	970	40	—	3,134	3,037	3
Total net revenue - managed	$46,767	$47,120	$45,680	$46,014	$43,738	(1)	7	$185,581	$180,593	3

PRE-PROVISION PROFIT
Pre-provision profit - reported	$21,815	$22,146	$21,133	$21,713	$20,006	(1)	9	$86,807	$85,759	1
Fully taxable-equivalent adjustments	969	693	768	704	970	40	—	3,134	3,037	3
Pre-provision profit - managed	$22,784	$22,839	$21,901	$22,417	$20,976	—	9	$89,941	$88,796	1

INCOME BEFORE INCOME TAX EXPENSE
Income before income tax expense - reported	$17,160	$18,743	$18,284	$18,408	$17,375	(8)	(1)	$72,595	$75,081	(3)
Fully taxable-equivalent adjustments	969	693	768	704	970	40	—	3,134	3,037	3
Income before income tax expense - managed	$18,129	$19,436	$19,052	$19,112	$18,345	(7)	(1)	$75,729	$78,118	(3)

INCOME TAX EXPENSE
Income tax expense - reported	$4,135	$4,350	$3,297	$3,765	$3,370	(5)	23	$15,547	$16,610	(6)
Fully taxable-equivalent adjustments	969	693	768	704	970	40	—	3,134	3,037	3
Income tax expense - managed	$5,104	$5,043	$4,065	$4,469	$4,340	1	18	$18,681	$19,647	(5)

OVERHEAD RATIO
Overhead ratio - reported	52%	52%	53%	52%	53%			52%	52%
Overhead ratio - managed	51	52	52	51	52			52	51

(a)For other income, recognized in CIB, and for net interest income, predominantly recognized in CIB and Corporate.

JPMORGAN CHASE & CO.
SEGMENT & CORPORATE RESULTS - MANAGED BASIS
(in millions)

	QUARTERLY TRENDS							FULL YEAR
						4Q25 Change					2025 Change
	4Q25	3Q25	2Q25	1Q25	4Q24	3Q25	4Q24	2025	2024		2024
TOTAL NET REVENUE (fully taxable-equivalent (“FTE”))
Consumer & Community Banking	$19,396	$19,473	$18,847	$18,313	$18,362	—%	6%	$76,029	$71,507		6%
Commercial & Investment Bank	19,375	19,878	19,535	19,666	17,598	(3)	10	78,454	70,114		12
Asset & Wealth Management	6,516	6,066	5,760	5,731	5,778	7	13	24,073	21,578		12
Corporate	1,480	1,703	1,538	2,304	2,000	(13)	(26)	7,025	17,394	(a)	(60)
TOTAL NET REVENUE	$46,767	$47,120	$45,680	$46,014	$43,738	(1)	7	$185,581	$180,593		3

TOTAL NONINTEREST EXPENSE
Consumer & Community Banking	$10,256	$10,296	$9,858	$9,857	$9,728	—	5	$40,267	$38,036		6
Commercial & Investment Bank	9,011	9,722	9,641	9,842	8,712	(7)	3	38,216	35,353		8
Asset & Wealth Management	4,068	3,818	3,733	3,713	3,772	7	8	15,332	14,414		6
Corporate	648	445	547	185	550	46	18	1,825	3,994	(b)	(54)
TOTAL NONINTEREST EXPENSE	$23,983	$24,281	$23,779	$23,597	$22,762	(1)	5	$95,640	$91,797		4

PRE-PROVISION PROFIT
Consumer & Community Banking	$9,140	$9,177	$8,989	$8,456	$8,634	—	6	$35,762	$33,471		7
Commercial & Investment Bank	10,364	10,156	9,894	9,824	8,886	2	17	40,238	34,761		16
Asset & Wealth Management	2,448	2,248	2,027	2,018	2,006	9	22	8,741	7,164		22
Corporate	832	1,258	991	2,119	1,450	(34)	(43)	5,200	13,400		(61)
PRE-PROVISION PROFIT	$22,784	$22,839	$21,901	$22,417	$20,976	—	9	$89,941	$88,796		1

PROVISION FOR CREDIT LOSSES
Consumer & Community Banking	$4,244	$2,538	$2,082	$2,629	$2,623	67	62	$11,493	$9,974		15
Commercial & Investment Bank	405	809	696	705	61	(50)	NM	2,615	762		243
Asset & Wealth Management	2	59	46	(10)	(35)	(97)	NM	97	(68)		NM
Corporate	4	(3)	25	(19)	(18)	NM	NM	7	10		(30)
PROVISION FOR CREDIT LOSSES	$4,655	$3,403	$2,849	$3,305	$2,631	37	77	$14,212	$10,678		33

NET INCOME
Consumer & Community Banking	$3,642	$5,009	$5,169	$4,425	$4,516	(27)	(19)	$18,245	$17,603		4
Commercial & Investment Bank	7,268	6,901	6,650	6,942	6,636	5	10	27,761	24,846		12
Asset & Wealth Management	1,808	1,658	1,473	1,583	1,517	9	19	6,522	5,421		20
Corporate	307	825	1,695	1,693	1,336	(63)	(77)	4,520	10,601		(57)
TOTAL NET INCOME	$13,025	$14,393	$14,987	$14,643	$14,005	(10)	(7)	$57,048	$58,471		(2)

(a)Included a $7.9 billion net gain related to Visa shares recorded in the second quarter of 2024. Refer to footnote (i) on page 2 for further information.
(b)Included a $1.0 billion contribution of Visa shares to the JPMorgan Chase Foundation recorded in the second quarter of 2024. Refer to Note 2 of the Firm’s 2024 Form 10-K for additional information.

JPMORGAN CHASE & CO.
CAPITAL AND OTHER SELECTED BALANCE SHEET ITEMS
(in millions, except ratio data)

							Dec 31, 2025
							Change		FULL YEAR
	Dec 31,		Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Dec 31,				2025 Change
	2025		2025	2025	2025	2024	2025	2024	2025		2024	2024
CAPITAL (a)
Risk-based capital metrics
Standardized
CET1 capital	$288,483	(c)	$287,297	$283,854	$279,791	$275,513	—%	5%
Tier 1 capital	307,725	(c)	306,599	303,189	299,132	294,881	—	4
Total capital	343,970	(c)	343,215	335,307	330,533	325,589	—	6
Risk-weighted assets	1,984,322	(c)(d)	1,935,868	1,882,718	1,815,045	1,757,460	3	13
CET1 capital ratio	14.5%	(c)(e)	14.8%	15.1%	15.4%	15.7%
Tier 1 capital ratio	15.5	(c)(e)	15.8	16.1	16.5	16.8
Total capital ratio	17.3	(c)(e)	17.7	17.8	18.2	18.5

Advanced
CET1 capital	$288,483	(c)	$287,297	$283,854	$279,791	$275,513	—	5
Tier 1 capital	307,725	(c)	306,599	303,189	299,132	294,881	—	4
Total capital	329,075	(c)	328,356	320,809	316,529	311,898	—	6
Risk-weighted assets	2,049,797	(c)(d)	1,932,404	1,873,142	1,799,055	1,740,429	6	18
CET1 capital ratio	14.1%	(c)(e)	14.9%	15.2%	15.6%	15.8%
Tier 1 capital ratio	15.0	(c)(e)	15.9	16.2	16.6	16.9
Total capital ratio	16.1	(c)(e)	17.0	17.1	17.6	17.9

Leverage-based capital metrics
Adjusted average assets (b)	$4,472,490	(c)	$4,464,441	$4,382,220	$4,180,147	$4,070,499	—	10
Tier 1 leverage ratio	6.9%	(c)	6.9%	6.9%	7.2%	7.2%

Total leverage exposure	$5,303,280	(c)	$5,272,950	$5,161,360	$4,953,480	$4,837,568	1	10
SLR	5.8%	(c)	5.8%	5.9%	6.0%	6.1%

Total Loss-Absorbing Capacity (“TLAC”)
Eligible external TLAC	$563,906	(c)	$567,557	$559,897	$558,303	$546,564	(1)	3

MEMO: CET1 CAPITAL ROLLFORWARD
Standardized/Advanced CET1 capital, beginning balance	$287,297		$283,854	$279,791	$275,513	$272,964	1	5	$275,513		$250,585	10%
Net income applicable to common equity	12,745		14,111	14,705	14,388	13,746	(10)	(7)	55,949		57,212	(2)
Dividends declared on common stock	(4,091)		(4,134)	(3,897)	(3,938)	(3,546)	1	(15)	(16,060)		(13,786)	(16)
Net purchase of treasury stock	(8,265)		(8,343)	(7,525)	(6,440)	(4,279)	1	(93)	(30,573)		(17,801)	(72)
Changes in additional paid-in capital	249		289	353	(688)	273	(14)	(9)	203		783	(74)
Changes related to AOCI applicable to capital:
Unrealized gains/(losses) on investment securities	1,295		1,509	(188)	953	(2,633)	(14)	NM	3,569		(87)	NM
Translation adjustments, net of hedges	(6)		(12)	868	489	(887)	50	99	1,339		(858)	NM
Fair value hedges	7		37	(8)	28	(54)	(81)	NM	64		(87)	NM
Defined benefit pension and other postretirement employee benefit plans	619		4	(28)	(16)	(58)	NM	NM	579		(63)	NM
Changes related to other CET1 capital adjustments	(1,367)	(c)	(18)	(217)	(498)	(13)	NM	NM	(2,100)	(c)	(385)	(445)
Change in Standardized/Advanced CET1 capital	1,186	(c)	3,443	4,063	4,278	2,549	(66)	(53)	12,970	(c)	24,928	(48)
Standardized/Advanced CET1 capital, ending balance	$288,483	(c)	$287,297	$283,854	$279,791	$275,513	—	5	$288,483	(c)	$275,513	5

(a)As of January 1, 2025, the benefit from the CECL capital transition provision had been fully phased-out. As of December 31, 2024, CET1 capital and TLAC reflected the remaining $720 million CECL benefit. Refer to Note 21 of the Firm’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025 and Note 27 of the Firm’s 2024 Form 10-K for additional information.
(b)Adjusted average assets, for purposes of calculating the leverage ratios, includes quarterly average assets adjusted for on-balance sheet assets that are subject to deduction from Tier 1 capital, predominantly goodwill (inclusive of estimated equity method goodwill) and other intangible assets.
(c)Estimated.
(d)Includes approximately $23 billion under the Basel III Standardized approach and approximately $110 billion under the Basel III Advanced approach associated with the Firm’s forward purchase commitment of the Apple credit card portfolio.
(e)Includes decreases of approximately 25 basis points under the Basel III Standardized approach and approximately 90 basis points under the Basel III Advanced approach, reflecting the impact of the Firm’s forward purchase commitment of the Apple credit card portfolio.

JPMORGAN CHASE & CO.
CAPITAL AND OTHER SELECTED BALANCE SHEET ITEMS, CONTINUED
(in millions, except ratio data)

						Dec 31, 2025
						Change		FULL YEAR
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Dec 31,			2025 Change
	2025	2025	2025	2025	2024	2025	2024	2025	2024	2024
TANGIBLE COMMON EQUITY (period-end) (a)
Common stockholders’ equity	$342,393	$340,167	$336,879	$331,375	$324,708	1%	5%
Less: Goodwill	52,731	52,717	52,747	52,621	52,565	—	—
Less: Other intangible assets	2,560	2,615	2,722	2,777	2,874	(2)	(11)
Add: Certain deferred tax liabilities (b)	2,916	2,906	2,923	2,928	2,943	—	(1)
Total tangible common equity	$290,018	$287,741	$284,333	$278,905	$272,212	1	7

TANGIBLE COMMON EQUITY (average) (a)
Common stockholders’ equity	$340,321	$336,335	$329,797	$324,345	$318,376	1	7	$332,754	$312,370	7%
Less: Goodwill	52,703	52,731	52,692	52,581	52,617	—	—	52,677	52,627	—
Less: Other intangible assets	2,574	2,678	2,741	2,830	2,921	(4)	(12)	2,706	3,042	(11)
Add: Certain deferred tax liabilities (b)	2,903	2,917	2,926	2,938	2,952	—	(2)	2,921	2,970	(2)
Total tangible common equity	$287,947	$283,843	$277,290	$271,872	$265,790	1	8	$280,292	$259,671	8

INTANGIBLE ASSETS (period-end)
Goodwill	$52,731	$52,717	$52,747	$52,621	$52,565	—	—
Mortgage servicing rights	9,167	9,110	8,996	9,127	9,121	1	1
Other intangible assets	2,560	2,615	2,722	2,777	2,874	(2)	(11)
Total intangible assets	$64,458	$64,442	$64,465	$64,525	$64,560	—	—

(a)Refer to page 28 for further discussion of TCE.
(b)Represents deferred tax liabilities related to tax-deductible goodwill and to identifiable intangibles created in nontaxable transactions, which are netted against goodwill and other intangibles when calculating TCE.

JPMORGAN CHASE & CO.
EARNINGS PER SHARE AND RELATED INFORMATION
(in millions, except per share and ratio data)

	QUARTERLY TRENDS							FULL YEAR
						4Q25 Change				2025 Change
	4Q25	3Q25	2Q25	1Q25	4Q24	3Q25	4Q24	2025	2024	2024
EARNINGS PER SHARE
Basic earnings per share
Net income	$13,025	$14,393	$14,987	$14,643	$14,005	(10)%	(7)%	$57,048	$58,471	(2)%
Less: Preferred stock dividends	280	282	282	255	259	(1)	8	1,099	1,259	(13)
Net income applicable to common equity	12,745	14,111	14,705	14,388	13,746	(10)	(7)	55,949	57,212	(2)
Less: Dividends and undistributed earnings allocated to
participating securities	56	68	75	71	77	(18)	(27)	268	344	(22)
Net income applicable to common stockholders	$12,689	$14,043	$14,630	$14,317	$13,669	(10)	(7)	$55,681	$56,868	(2)

Total weighted-average basic shares outstanding	2,735.3	2,762.4	2,788.7	2,819.4	2,836.9	(1)	(4)	2,776.5	2,873.9	(3)
Net income per share	$4.64	$5.08	$5.25	$5.08	$4.82	(9)	(4)	$20.05	$19.79	1

Diluted earnings per share
Net income applicable to common stockholders	$12,689	$14,043	$14,630	$14,317	$13,669	(10)	(7)	$55,681	$56,868	(2)
Total weighted-average basic shares outstanding	2,735.3	2,762.4	2,788.7	2,819.4	2,836.9	(1)	(4)	2,776.5	2,873.9	(3)
Add: Dilutive impact of unvested performance share units (“PSUs”), nondividend-earning restricted stock units (“RSUs”) and stock appreciation rights (“SARs”)	5.2	5.2	5.0	4.9	5.5	—	(5)	5.0	5.1	(2)
Total weighted-average diluted shares outstanding	2,740.5	2,767.6	2,793.7	2,824.3	2,842.4	(1)	(4)	2,781.5	2,879.0	(3)
Net income per share	$4.63	$5.07	$5.24	$5.07	$4.81	(9)	(4)	$20.02	$19.75	1

COMMON DIVIDENDS
Cash dividends declared per share (a)	$1.50	$1.50	$1.40	$1.40	$1.25	—	20	$5.80	$4.80	21
Dividend payout ratio	32%	29%	27%	27%	26%			29%	24%

COMMON SHARE REPURCHASE PROGRAM (b)
Total shares of common stock repurchased	26.7	28.0	29.8	30.0	18.5	(5)	44	114.4	91.7	25
Average price paid per share of common stock	$309.81	$297.10	$251.67	$252.50	$233.37	4	33	$276.55	$205.43	35
Aggregate repurchases of common stock	8,262	8,315	7,500	7,563	4,313	(1)	92	31,640	18,841	68

EMPLOYEE ISSUANCE
Shares issued from treasury stock related to employee
stock-based compensation awards and employee stock
purchase plans	0.7	0.4	0.4	11.5	0.8	75	(13)	13.0	12.7	2
Net impact of employee issuances on stockholders’ equity (c)	$322	$339	$419	$476	$343	(5)	(6)	$1,556	$1,957	(20)

(a)On September 16, 2025 and March 18, 2025, the Board of Directors declared quarterly common stock dividends of $1.50 and $1.40 per share, respectively.
(b)The Firm’s Board of Directors has authorized a common share repurchase program of up to $50 billion, effective July 1, 2025, which replaced the previous program that commenced in the third quarter of 2024 and authorized repurchases of up to $30 billion.
(c)The net impact of employee issuances on stockholders’ equity is driven by the cost of equity compensation awards that is recognized over the applicable vesting periods. The cost is partially offset by tax impacts related to the distribution of shares.

JPMORGAN CHASE & CO.
CONSUMER & COMMUNITY BANKING
FINANCIAL HIGHLIGHTS
(in millions, except ratio data)

	QUARTERLY TRENDS								FULL YEAR
							4Q25 Change					2025 Change
	4Q25		3Q25	2Q25	1Q25	4Q24	3Q25	4Q24	2025		2024	2024
INCOME STATEMENT
REVENUE
Lending- and deposit-related fees	$973		$969	$888	$839	$872	—%	12%	$3,669		$3,387	8%
Asset management fees	1,277		1,189	1,110	1,093	1,067	7	20	4,669		4,014	16
Mortgage fees and related income	344		372	347	263	368	(8)	(7)	1,326		1,378	(4)
Card income	376		514	687	653	973	(27)	(61)	2,230		3,139	(29)
All other income (a)	1,585		1,573	1,420	1,323	1,214	1	31	5,901		4,731	25
Noninterest revenue	4,555		4,617	4,452	4,171	4,494	(1)	1	17,795		16,649	7
Net interest income	14,841		14,856	14,395	14,142	13,868	—	7	58,234		54,858	6
TOTAL NET REVENUE	19,396		19,473	18,847	18,313	18,362	—	6	76,029		71,507	6

Provision for credit losses	4,244	(d)	2,538	2,082	2,629	2,623	67	62	11,493	(d)	9,974	15

NONINTEREST EXPENSE
Compensation expense	4,461		4,424	4,336	4,448	4,301	1	4	17,669		17,045	4
Noncompensation expense (b)	5,795		5,872	5,522	5,409	5,427	(1)	7	22,598		20,991	8
TOTAL NONINTEREST EXPENSE	10,256		10,296	9,858	9,857	9,728	—	5	40,267		38,036	6

Income before income tax expense	4,896		6,639	6,907	5,827	6,011	(26)	(19)	24,269		23,497	3
Income tax expense	1,254		1,630	1,738	1,402	1,495	(23)	(16)	6,024		5,894	2
NET INCOME	$3,642		$5,009	$5,169	$4,425	$4,516	(27)	(19)	$18,245		$17,603	4

REVENUE BY BUSINESS
Banking & Wealth Management	$10,870		$11,040	$10,698	$10,254	$10,154	(2)	7	$42,862		$40,943	5
Home Lending	1,249		1,260	1,250	1,207	1,297	(1)	(4)	4,966		5,097	(3)
Card Services & Auto	7,277		7,173	6,899	6,852	6,911	1	5	28,201		25,467	11

MORTGAGE FEES AND RELATED INCOME DETAILS
Production revenue	188		173	151	110	186	9	1	622		627	(1)
Net mortgage servicing revenue (c)	156		199	196	153	182	(22)	(14)	704		751	(6)
Mortgage fees and related income	$344		$372	$347	$263	$368	(8)	(7)	$1,326		$1,378	(4)

FINANCIAL RATIOS
ROE	25%		35%	36%	31%	32%			32%		32%
Overhead ratio	53		53	52	54	53			53		53

(a)Primarily includes operating lease income and commissions and other fees. Operating lease income was $1.1 billion, $987 million, $896 million, $824 million and $722 million for the three months ended December 31, 2025, September 30, 2025, June 30, 2025, March 31, 2025 and December 31, 2024, respectively, and $3.8 billion and $2.8 billion for the full year 2025 and 2024, respectively.
(b)Included depreciation expense on leased assets of $670 million, $649 million, $577 million, $499 million and $410 million for the three months ended December 31, 2025, September 30, 2025, June 30, 2025, March 31, 2025 and December 31, 2024, respectively, and $2.4 billion and $1.7 billion for the full year 2025 and 2024, respectively.
(c)Included MSR risk management results of $7 million, $55 million, $47 million, $9 million and $21 million for the three months ended December 31, 2025, September 30, 2025, June 30, 2025, March 31, 2025 and December 31, 2024, respectively, and $118 million and $159 million for the full year 2025 and 2024, respectively.
(d)Refer to footnote (f) on page 2 and footnote (g) on page 24 for further information.

JPMORGAN CHASE & CO.
CONSUMER & COMMUNITY BANKING
FINANCIAL HIGHLIGHTS, CONTINUED
(in millions, except employee data)

	QUARTERLY TRENDS								FULL YEAR
							4Q25 Change					2025 Change
	4Q25	3Q25	2Q25	1Q25		4Q24	3Q25	4Q24	2025		2024	2024
SELECTED BALANCE SHEET DATA (period-end)
Total assets	$664,669	$652,275	$652,379	$636,105		$650,268	2%	2%	$664,669		$650,268	2%

Loans:
Banking & Wealth Management	33,005	33,259	33,749	33,098		33,221	(1)	(1)	33,005		33,221	(1)
Home Lending (a)	240,724	240,633	241,618	241,427		246,498	—	(2)	240,724		246,498	(2)
Card Services	247,753	235,491	233,051	223,517		233,016	5	6	247,753		233,016	6
Auto	70,585	71,095	72,182	72,116		73,619	(1)	(4)	70,585		73,619	(4)
Total loans	592,067	580,478	580,600	570,158		586,354	2	1	592,067		586,354	1

Deposits	1,072,792	1,058,388	1,063,137	1,080,138		1,056,652	1	2	1,072,792		1,056,652	2
Equity	56,000	56,000	56,000	56,000		54,500	—	3	56,000		54,500	3

SELECTED BALANCE SHEET DATA (average)
Total assets	$654,851	$650,277	$642,284	$639,664		$638,783	1	3	$646,820		$631,648	2

Loans:
Banking & Wealth Management	32,916	33,351	33,536	33,160		32,599	(1)	1	33,241		31,544	5
Home Lending (b)	241,701	241,772	242,665	244,282		247,415	—	(2)	242,595		252,542	(4)
Card Services	239,335	234,412	228,446	224,493		224,263	2	7	231,720		214,139	8
Auto	70,693	70,895	71,410	72,462		73,323	—	(4)	71,359		75,009	(5)
Total loans	584,645	580,430	576,057	574,397		577,600	1	1	578,915		573,234	1

Deposits	1,056,819	1,058,025	1,060,363	1,053,677		1,050,636	—	1	1,057,232		1,064,215	(1)
Equity	56,000	56,000	56,000	56,000		54,500	—	3	56,000		54,500	3

Employees	144,196	144,235	144,898	145,530	(c)	144,989	—	(1)	144,196	(c)	144,989	(1)

(a)At December 31, 2025, September 30, 2025, June 30, 2025, March 31, 2025 and December 31, 2024, Home Lending loans held-for-sale and loans at fair value were $11.0 billion, $9.4 billion, $8.9 billion, $6.4 billion and $8.1 billion, respectively.
(b)Average Home Lending loans held-for sale and loans at fair value were $11.2 billion, $10.1 billion, $8.9 billion, $7.5 billion and $7.8 billion for the three months ended December 31, 2025, September 30, 2025, June 30, 2025, March 31, 2025 and December 31, 2024, respectively, and $9.5 billion and $7.1 billion for the full year 2025 and 2024, respectively.
(c)In the first quarter of 2025, 419 employees were transferred to Corporate as a result of the centralization of certain functions.

JPMORGAN CHASE & CO.
CONSUMER & COMMUNITY BANKING
FINANCIAL HIGHLIGHTS, CONTINUED
(in millions, except ratio data)

	QUARTERLY TRENDS								FULL YEAR
							4Q25 Change					2025 Change
	4Q25	3Q25	2Q25	1Q25	4Q24		3Q25	4Q24	2025	2024		2024
CREDIT DATA AND QUALITY STATISTICS
Nonaccrual loans (a)	$3,484	$3,596	$3,891	$3,266	$3,366	(d)	(3)%	4%	$3,484	$3,366	(d)	4%

Net charge-offs/(recoveries)
Banking & Wealth Management	72	85	102	97	105		(15)	(31)	356	442		(19)
Home Lending	(12)	(63)	(21)	(26)	(15)		81	20	(122)	(106)		(15)
Card Services	1,897	1,860	1,938	1,983	1,862		2	2	7,678	7,148		7
Auto	87	81	67	100	114		7	(24)	335	444		(25)
Total net charge-offs/(recoveries)	$2,044	$1,963	$2,086	$2,154	$2,066		4	(1)	$8,247	$7,928		4
Net charge-off/(recovery) rate
Banking & Wealth Management	0.87%	1.01%	1.22%	1.19%	1.28%				1.07%	1.40%
Home Lending	(0.02)	(0.11)	(0.04)	(0.04)	(0.02)				(0.05)	(0.04)
Card Services	3.14	3.15	3.40	3.58	3.30				3.31	3.34
Auto	0.49	0.46	0.38	0.56	0.62				0.47	0.59
Total net charge-off/(recovery) rate	1.41	1.37	1.48	1.54	1.44				1.45	1.40

30+ day delinquency rate
Home Lending (b)	0.86%	0.89%	0.93%	1.04%	0.78%	(d)			0.86%	0.78%	(d)
Card Services	2.16	2.14	2.06	2.21	2.17				2.16	2.17
Auto	1.31	1.17	1.12	1.20	1.43				1.31	1.43

90+ day delinquency rate - Card Services	1.10	1.07	1.07	1.16	1.14				1.10	1.14

Allowance for credit losses:
Allowance for loan losses
Banking & Wealth Management	$765	$765	$790	$794	$764		—	—	$765	$764		—
Home Lending	647	647	547	557	447		—	45	647	447		45
Card Services	15,558	15,558	15,008	15,008	14,608		—	7	15,558	14,608		7
Auto	587	587	637	637	692		—	(15)	587	692		(15)
Total allowance for loan losses	17,557	17,557	16,982	16,996	16,511		—	6	17,557	16,511		6
Allowance for lending-related commitments	2,290 (c)	90	90	81	91		NM	NM	2,290 (c)	91		NM
Total allowance for credit losses	$19,847	$17,647	$17,072	$17,077	$16,602		12	20	$19,847	$16,602		20

(a)Excludes mortgage loans past due and insured by U.S. government agencies, which are primarily 90 or more days past due. These loans have been excluded based upon the government guarantee. At December 31, 2025, September 30, 2025, June 30, 2025, March 31, 2025 and December 31, 2024, mortgage loans 90 or more days past due and insured by U.S. government agencies were $70 million, $65 million, $68 million, $81 million and $84 million, respectively. In addition, the Firm’s policy is generally to exempt credit card loans from being placed on nonaccrual status as permitted by regulatory guidance.
(b)At December 31, 2025, September 30, 2025, June 30, 2025, March 31, 2025 and December 31, 2024, excluded mortgage loans 30 or more days past due and insured by U.S. government agencies of $102 million, $95 million, $99 million, $114 million and $122 million, respectively. These amounts have been excluded based upon the government guarantee.
(c)Refer to footnote (f) on page 2 and footnote (g) on page 24 for further information.
(d)Prior-period amount and rate have been revised to conform with the presentation in the Firm’s 2024 Form 10-K.

JPMORGAN CHASE & CO.
CONSUMER & COMMUNITY BANKING
FINANCIAL HIGHLIGHTS, CONTINUED
(in millions, except ratio data and where otherwise noted)

	QUARTERLY TRENDS							FULL YEAR
						4Q25 Change				2025 Change
	4Q25	3Q25	2Q25	1Q25	4Q24	3Q25	4Q24	2025	2024	2024
BUSINESS METRICS
Number of:
Branches	5,083	5,018	4,994	4,972	4,966	1%	2%	5,083	4,966	2%
Active digital customers (in thousands) (a)	74,646	74,041	73,014	72,480	70,813	1	5	74,646	70,813	5
Active mobile customers (in thousands) (b)	61,736	60,924	59,898	59,036	57,821	1	7	61,736	57,821	7

Debit and credit card sales volume (in billions)	$512.5	$492.3	$487.2	$448.7	$477.6	4	7	$1,940.7	$1,805.4	7
Total payments transaction volume (in trillions) (c)	1.8	1.8	1.8	1.6	1.6	—	13	7.0	6.4	9

Banking & Wealth Management
Average deposits	$1,039,621	$1,040,402	$1,044,158	$1,038,964	$1,035,184	—	—	$1,040,787	$1,049,333	(1)
Deposit margin	2.72%	2.79%	2.76%	2.69%	2.61%			2.74%	2.66%
Business Banking average loans	$18,747	$18,922	$19,217	$19,474	$19,538	(1)	(4)	$19,087	$19,479	(2)
Business Banking origination volume	691	824	893	815	985	(16)	(30)	3,223	4,518	(29)
Client investment assets (d)	1,269,883	1,232,390	1,155,017	1,079,833	1,087,608	3	17	1,269,883	1,087,608	17
Number of client advisors	6,049	6,025	5,948	5,860	5,755	—	5	6,049	5,755	5

Home Lending (in billions)
Mortgage origination volume by channel
Retail	$10.4	$8.4	$8.7	$5.5	$7.7	24	35	$33.0	$25.5	29
Correspondent	5.6	5.5	4.8	3.9	4.4	2	27	19.8	15.3	29
Total mortgage origination volume (e)	$16.0	$13.9	$13.5	$9.4	$12.1	15	32	$52.8	$40.8	29
Third-party mortgage loans serviced (period-end)	661.9	663.6	653.3	661.6	648.0	—	2	661.9	648.0	2
MSR carrying value (period-end)	9.1	9.1	9.0	9.1	9.1	—	—	9.1	9.1	—

Card Services
Sales volume, excluding commercial card (in billions)	$359.7	$344.4	$340.0	$310.6	$335.1	4	7	$1,354.7	$1,259.3	8
Net revenue rate	9.86%	10.03%	10.06%	10.38%	10.47%			10.08%	10.03%
Net yield on average loans	10.40	10.28	10.04	10.31	9.86			10.26	9.73

Auto
Loan and lease origination volume (in billions)	$10.8	$12.0	$11.3	$10.7	$10.6	(10)	2	$44.8	$40.3	11
Average auto operating lease assets	18,893	16,986	15,218	13,641	11,967	11	58	16,201	11,075	46

(a)Users of all web and/or mobile platforms who have logged in within the past 90 days.
(b)Users of all mobile platforms who have logged in within the past 90 days.
(c)Total payments transaction volume includes debit and credit card sales volume and gross outflows of ACH, ATM, teller, wires, BillPay, PayChase, Zelle, person-to-person and checks.
(d)Includes assets invested in managed accounts and J.P. Morgan mutual funds where AWM is the investment manager. Refer to AWM segment results on pages 20-22 for additional information.
(e)Firmwide mortgage origination volume was $19.0 billion, $16.9 billion, $16.3 billion, $11.2 billion and $14.2 billion for the three months ended December 31, 2025, September 30, 2025, June 30, 2025, March 31, 2025 and December 31, 2024, respectively, and $63.4 billion and $47.4 billion for the full year 2025 and 2024, respectively.

JPMORGAN CHASE & CO.
COMMERCIAL & INVESTMENT BANK
FINANCIAL HIGHLIGHTS
(in millions, except ratio data)

	QUARTERLY TRENDS							FULL YEAR
						4Q25 Change				2025 Change
	4Q25	3Q25	2Q25	1Q25	4Q24	3Q25	4Q24	2025	2024	2024
INCOME STATEMENT
REVENUE
Investment banking fees	$2,347	$2,627	$2,513	$2,248	$2,479	(11)%	(5)%	$9,735	$9,116	7%
Principal transactions	5,419	7,090	7,109	7,608	5,158	(24)	5	27,226	24,382	12
Lending- and deposit-related fees	1,336	1,315	1,296	1,230	1,020	2	31	5,177	3,914	32
Commissions and other fees	1,562	1,493	1,493	1,437	1,320	5	18	5,985	5,278	13
Card income	627	613	645	551	617	2	2	2,436	2,310	5
All other income	1,063	660	736	748	1,132	61	(6)	3,207	3,253	(1)
Noninterest revenue	12,354	13,798	13,792	13,822	11,726	(10)	5	53,766	48,253	11
Net interest income	7,021	6,080	5,743	5,844	5,872	15	20	24,688	21,861	13
TOTAL NET REVENUE (a)	19,375	19,878	19,535	19,666	17,598	(3)	10	78,454	70,114	12

Provision for credit losses	405	809	696	705	61	(50)	NM	2,615	762	243

NONINTEREST EXPENSE
Compensation expense	4,139	4,862	5,014	5,330	4,033	(15)	3	19,345	18,191	6
Noncompensation expense	4,872	4,860	4,627	4,512	4,679	—	4	18,871	17,162	10
TOTAL NONINTEREST EXPENSE	9,011	9,722	9,641	9,842	8,712	(7)	3	38,216	35,353	8

Income before income tax expense	9,959	9,347	9,198	9,119	8,825	7	13	37,623	33,999	11
Income tax expense	2,691	2,446	2,548	2,177	2,189	10	23	9,862	9,153	8
NET INCOME	$7,268	$6,901	$6,650	$6,942	$6,636	5	10	$27,761	$24,846	12

FINANCIAL RATIOS
ROE	19%	18%	17%	18%	19%			18%	18%
Overhead ratio	47	49	49	50	50			49	50
Compensation expense as percentage of total net revenue	21	24	26	27	23			25	26

REVENUE BY BUSINESS
Investment Banking	$2,552	$2,694	$2,684	$2,268	$2,602	(5)	(2)	$10,198	$9,636	6
Payments	5,114	4,917	4,735	4,565	4,703	4	9	19,331	18,085	7
Lending	1,985	1,872	1,829	1,915	1,916	6	4	7,601	7,470	2
Other	—	—	—	6	47	—	NM	6	76	(92)
Total Banking & Payments	9,651	9,483	9,248	8,754	9,268	2	4	37,136	35,267	5
Fixed Income Markets	5,380	5,613	5,690	5,849	5,006	(4)	7	22,532	20,066	12
Equity Markets	2,859	3,331	3,246	3,814	2,043	(14)	40	13,250	9,941	33
Securities Services	1,489	1,423	1,418	1,269	1,314	5	13	5,599	5,084	10
Credit Adjustments & Other (b)	(4)	28	(67)	(20)	(33)	NM	88	(63)	(244)	74
Total Markets & Securities Services	9,724	10,395	10,287	10,912	8,330	(6)	17	41,318	34,847	19
TOTAL NET REVENUE	$19,375	$19,878	$19,535	$19,666	$17,598	(3)	10	$78,454	$70,114	12

Banking & Payments revenue by client coverage segment (c)
Global Corporate Banking & Global Investment Banking (d)	$6,493	$6,544	$6,319	$5,929	$6,369	(1)%	2%	$25,285	$23,780	6%
Commercial Banking	3,158	2,939	2,929	2,825	2,899	7	9	11,851	11,487	3
Commercial & Specialized Industries (e)	2,245	2,038	2,067	1,956	1,965	10	14	8,306	7,759	7
Commercial Real Estate Banking	913	901	862	869	934	1	(2)	3,545	3,728	(5)
Total Banking & Payments revenue	$9,651	$9,483	$9,248	$8,754	$9,268	2	4	$37,136	$35,267	5

(a)Included taxable-equivalent adjustments primarily from income tax credits from investments in alternative energy, affordable housing and new markets, income from tax-exempt securities and loans, and the related amortization and other tax benefits of the investments in alternative energy and affordable housing of $920 million, $644 million, $722 million, $658 million and $915 million for the three months ended December 31, 2025, September 30, 2025, June 30, 2025, March 31, 2025 and December 31, 2024, respectively, and $2.9 billion and $2.8 billion for the full year 2025 and 2024, respectively.
(b)Consists primarily of centrally managed credit valuation adjustments (“CVA”), funding valuation adjustments (“FVA”) on derivatives, other valuation adjustments, and certain components of fair value option elected liabilities, which are primarily reported in principal transactions revenue. Results are presented net of associated hedging activities and net of CVA and FVA amounts allocated to Fixed Income Markets and Equity Markets.
(c)Refer to page 78 of the Firm’s 2024 Form 10-K for a description of each of the client coverage segments.
(d)In the second quarter of 2025, amounts were reclassified from Other to Global Corporate Banking & Global Investment Banking reflecting the subsequent alignment of certain business activities after the Firm’s Business Segment reorganization in the second quarter of 2024. Prior-period amounts have been revised to conform with the current presentation.
(e)In the second quarter of 2025, the Middle Market Banking client coverage segment was renamed Commercial & Specialized Industries.

JPMORGAN CHASE & CO.
COMMERCIAL & INVESTMENT BANK
FINANCIAL HIGHLIGHTS, CONTINUED
(in millions, except ratio and employee data)

	QUARTERLY TRENDS								FULL YEAR
							4Q25 Change				2025 Change
	4Q25	3Q25	2Q25	1Q25		4Q24	3Q25	4Q24	2025	2024	2024
SELECTED BALANCE SHEET DATA (period-end)
Total assets	$2,142,534	$2,328,000	$2,260,825	$2,174,123		$1,773,194	(8)%	21%	$2,142,534	$1,773,194	21%
Loans:
Loans retained	558,528	538,016	526,174	497,657		483,043	4	16	558,528	483,043	16
Loans held-for-sale and loans at fair value (a)	73,508	56,057	57,659	48,201		40,324	31	82	73,508	40,324	82
Total loans	632,036	594,073	583,833	545,858		523,367	6	21	632,036	523,367	21

Equity	149,500	149,500	149,500	149,500		132,000	—	13	149,500	132,000	13

Banking & Payments loans by client coverage segment (period-end) (b)
Global Corporate Banking & Global Investment Banking (c)	$146,079	$132,560	$133,017	$121,776	(e)	$125,270	10	17	$146,079	$125,270	17
Commercial Banking	222,139	222,464	222,044	219,220		217,674	—	2	222,139	217,674	2
Commercial & Specialized Industries (d)	75,865	76,010	75,859	74,334		72,814	—	4	75,865	72,814	4
Commercial Real Estate Banking	146,274	146,454	146,185	144,886		144,860	—	1	146,274	144,860	1
Total Banking & Payments loans	368,218	355,024	355,061	340,996		342,944	4	7	368,218	342,944	7

SELECTED BALANCE SHEET DATA (average)
Total assets	$2,260,671	$2,266,445	$2,205,619	$2,045,105		$1,930,491	—	17	$2,195,248	$1,912,466	15
Trading assets - debt and equity instruments	815,438	796,017	758,113	685,039		613,142	2	33	764,098	624,032	22
Trading assets - derivative receivables	56,598	61,132	56,815	58,987		57,884	(7)	(2)	58,384	57,028	2
Loans:
Loans retained	546,219	528,135	511,562	482,304		482,316	3	13	517,260	475,426	9
Loans held-for-sale and loans at fair value (a)	66,415	55,545	50,287	46,422		43,203	20	54	54,725	43,621	25
Total loans	612,634	583,680	561,849	528,726		525,519	5	17	571,985	519,047	10

Deposits	1,226,155	1,194,410	1,170,063	1,106,158		1,088,439	3	13	1,174,581	1,061,488	11
Equity	149,500	149,500	149,500	149,500		132,000	—	13	149,500	132,000	13

Banking & Payments loans by client coverage segment (average) (b)
Global Corporate Banking & Global Investment Banking (c)	$138,491	$132,101	$125,554	$121,387	(e)	$126,305	5	10	$129,437	$128,496	1
Commercial Banking	222,216	221,534	219,886	218,560		218,672	—	2	220,562	220,285	—
Commercial & Specialized Industries (d)	75,620	75,270	74,384	73,629		73,205	—	3	74,733	75,605	(1)
Commercial Real Estate Banking	146,596	146,264	145,502	144,931		145,467	—	1	145,829	144,680	1
Total Banking & Payments loans	360,707	353,635	345,440	339,947		344,977	2	5	349,999	348,781	—

Employees	94,563	94,191	93,237	92,755	(f)	93,231	—	1	94,563	93,231	1

(a)Loans held-for-sale and loans at fair value primarily reflect lending-related positions originated and purchased in Markets, including loans held for securitization.
(b)Refer to page 78 of the Firm’s 2024 Form 10-K for a description of each of the client coverage segments.
(c)In the second quarter of 2025, amounts were reclassified from Other to Global Corporate Banking & Global Investment Banking reflecting the subsequent alignment of certain business activities after the Firm’s Business Segment reorganization in the second quarter of 2024. Prior-period amounts have been revised to conform with the current presentation.
(d)In the second quarter of 2025, the Middle Market Banking client coverage segment was renamed Commercial & Specialized Industries.
(e)On January 1, 2025, $5.6 billion of loans were realigned from Global Corporate Banking to Fixed Income Markets.
(f)In the first quarter of 2025, 219 employees were transferred to Corporate as a result of the centralization of certain functions.

JPMORGAN CHASE & CO.
COMMERCIAL & INVESTMENT BANK
FINANCIAL HIGHLIGHTS, CONTINUED
(in millions, except ratio and employee data)

	QUARTERLY TRENDS								FULL YEAR
							4Q25 Change				2025 Change
	4Q25	3Q25	2Q25	1Q25	4Q24		3Q25	4Q24	2025	2024	2024

CREDIT DATA AND QUALITY STATISTICS
Net charge-offs/(recoveries)	$440	$567	$325	$177	$300	(d)	(22)%	47%	$1,509	$689	119%

Nonperforming assets:
Nonaccrual loans:
Nonaccrual loans retained (a)	3,641	4,033	3,678	3,413	3,258		(10)	12	3,641	3,258	12
Nonaccrual loans held-for-sale and loans at fair value (b)	1,518	1,338	1,207	1,255	1,502		13	1	1,518	1,502	1
Total nonaccrual loans	5,159	5,371	4,885	4,668	4,760		(4)	8	5,159	4,760	8

Derivative receivables	204	224	349	169	145		(9)	41	204	145	41
Assets acquired in loan satisfactions	192	197	208	211	213		(3)	(10)	192	213	(10)
Total nonperforming assets	5,555	5,792	5,442	5,048	5,118		(4)	9	5,555	5,118	9

Allowance for credit losses:
Allowance for loan losses	7,632	7,609	7,408	7,680	7,294		—	5	7,632	7,294	5
Allowance for lending-related commitments	2,738	2,798	2,757	2,113	1,976		(2)	39	2,738	1,976	39
Total allowance for credit losses	10,370	10,407	10,165	9,793	9,270		—	12	10,370	9,270	12

Net charge-off/(recovery) rate (c)	0.32%	0.43%	0.25%	0.15%	0.25%				0.29%	0.14%

Allowance for loan losses to period-end loans retained	1.37	1.41	1.41	1.54	1.51				1.37	1.51

Allowance for loan losses to nonaccrual loans retained (a)	210	189	201	225	224				210	224
Nonaccrual loans to total period-end loans	0.82	0.90	0.84	0.86	0.91				0.82	0.91

(a)Allowance for loan losses of $597 million, $724 million, $655 million, $566 million and $435 million were held against these nonaccrual loans at December 31, 2025, September 30, 2025, June 30, 2025, March 31, 2025 and December 31, 2024, respectively.
(b)Excludes mortgage loans past due and insured by U.S. government agencies, which are primarily 90 or more days past due. These loans have been excluded based upon the government guarantee. At December 31, 2025, September 30, 2025, June 30, 2025, March 31, 2025 and December 31, 2024, mortgage loans 90 or more days past due and insured by U.S. government agencies were $128 million, $93 million, $45 million, $36 million and $37 million, respectively.
(c)Loans held-for-sale and loans at fair value were excluded when calculating the net charge-off/(recovery) rate.
(d)Includes $72 million related to a purchased credit deteriorated (“PCD”) loan that was charged off in the fourth quarter of 2024.

JPMORGAN CHASE & CO.
COMMERCIAL & INVESTMENT BANK
FINANCIAL HIGHLIGHTS, CONTINUED
(in millions, except where otherwise noted)

	QUARTERLY TRENDS							FULL YEAR
						4Q25 Change				2025 Change
	4Q25	3Q25	2Q25	1Q25	4Q24	3Q25	4Q24	2025	2024	2024
BUSINESS METRICS
Advisory	$1,033	$926	$844	$694	$1,060	12%	(3)%	$3,497	$3,290	6%
Equity underwriting	416	527	465	324	498	(21)	(16)	1,732	1,692	2
Debt underwriting	898	1,174	1,204	1,230	921	(24)	(2)	4,506	4,134	9
Total investment banking fees	$2,347	$2,627	$2,513	$2,248	$2,479	(11)	(5)	$9,735	$9,116	7

Client deposits and other third-party liabilities (average) (a)	1,153,559	1,111,143	1,089,781	1,034,382	1,011,634	4	14	1,097,581	961,646	14

Assets under custody (“AUC”) (period-end) (in billions)	$41,172	$40,128	$38,028	$35,678	$35,280	3	17	$41,172	$35,280	17

95% Confidence Level - Total CIB VaR (average) (b)
CIB trading VaR by risk type: (c)
Fixed income	$35	$33	$37	$37	$34	6	3
Foreign exchange	9	9	10	9	14	—	(36)
Equities	13	14	17	25	10	(7)	30
Commodities and other	23	19	24	29	8	21	188
Diversification benefit to CIB trading VaR (d)	(49)	(50)	(55)	(55)	(33)	2	(48)
CIB trading VaR (c)	31	25	33	45	33	24	(6)
Credit Portfolio VaR (e)	20	21	22	21	20	(5)	—
Diversification benefit to CIB VaR (d)	(17)	(15)	(17)	(19)	(16)	(13)	(6)
CIB VaR	$34	$31	$38	$47	$37	10	(8)

(a)Client deposits and other third-party liabilities pertain to the Payments and Securities Services businesses.
(b)Effective April 1, 2025, the Firm refined the historical proxy time series inputs to one of its VaR models to more appropriately reflect the risk exposure from certain securitization warehousing loan positions. With this refined time series, the average VaR for each of the following reported components would have been lower by the following amounts: CIB trading VaR by fixed income risk type of $(7) million and $(6) million, CIB trading VaR of $(6) million and $(5) million and CIB VaR of $(5) million and $(6) million for the three months ended March 31, 2025 and December 31, 2024, respectively.
(c)CIB trading VaR includes substantially all market-making and client-driven activities, as well as certain risk management activities in CIB, including credit spread sensitivity to CVA. Refer to VaR measurement on pages 143–145 of the Firm’s 2024 Form 10-K and pages 79–82 of the Firm’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025 for further information.
(d)Diversification benefit represents the difference between the portfolio VaR and the sum of its individual components. This reflects the non-additive nature of VaR due to imperfect correlation across CIB risks.
(e)Credit Portfolio VaR includes the derivative CVA, hedges of the CVA and credit protection purchased against certain retained loans and lending-related commitments, which are reported in principal transactions revenue. This VaR does not include the retained loan portfolio, which is not reported at fair value.

JPMORGAN CHASE & CO.
ASSET & WEALTH MANAGEMENT
FINANCIAL HIGHLIGHTS
(in millions, except ratio and employee data)

	QUARTERLY TRENDS								FULL YEAR
							4Q25 Change				2025 Change
	4Q25	3Q25	2Q25	1Q25		4Q24	3Q25	4Q24	2025	2024	2024
INCOME STATEMENT
REVENUE
Asset management fees	$4,372	$3,885	$3,642	$3,595		$3,792	13%	15%	$15,494	$13,693	13%
Commissions and other fees	301	296	314	273		225	2	34	1,184	874	35
All other income	165	156	117	125		60	6	175	563	456	23
Noninterest revenue	4,838	4,337	4,073	3,993		4,077	12	19	17,241	15,023	15
Net interest income	1,678	1,729	1,687	1,738		1,701	(3)	(1)	6,832	6,555	4
TOTAL NET REVENUE	6,516	6,066	5,760	5,731		5,778	7	13	24,073	21,578	12

Provision for credit losses	2	59	46	(10)		(35)	(97)	NM	97	(68)	NM

NONINTEREST EXPENSE
Compensation expense	2,282	2,155	2,112	2,096		2,058	6	11	8,645	7,984	8
Noncompensation expense	1,786	1,663	1,621	1,617		1,714	7	4	6,687	6,430	4
TOTAL NONINTEREST EXPENSE	4,068	3,818	3,733	3,713		3,772	7	8	15,332	14,414	6

Income before income tax expense	2,446	2,189	1,981	2,028		2,041	12	20	8,644	7,232	20
Income tax expense	638	531	508	445		524	20	22	2,122	1,811	17
NET INCOME	$1,808	$1,658	$1,473	$1,583		$1,517	9	19	$6,522	$5,421	20

REVENUE BY BUSINESS
Asset Management	$3,408	$2,916	$2,705	$2,671		$2,887	17	18	$11,700	$10,175	15
Global Private Bank	3,108	3,150	3,055	3,060		2,891	(1)	8	12,373	11,403	9
TOTAL NET REVENUE	$6,516	$6,066	$5,760	$5,731		$5,778	7	13	$24,073	$21,578	12

FINANCIAL RATIOS
ROE	44%	40%	36%	39%		38%			40%	34%
Overhead ratio	62	63	65	65		65			64	67
Pretax margin ratio:
Asset Management	38	35	33	32		35			35	31
Global Private Bank	37	37	36	38		36			37	35
Asset & Wealth Management	38	36	34	35		35			36	34

Employees	29,722	29,714	29,363	29,516	(a)	29,403	—	1	29,722	29,403	1

Number of Global Private Bank client advisors	4,101	4,050	3,756	3,781		3,775	1	9	4,101	3,775	9

(a)In the first quarter of 2025, 130 employees were transferred to Corporate as a result of the centralization of certain functions.

JPMORGAN CHASE & CO.
ASSET & WEALTH MANAGEMENT
FINANCIAL HIGHLIGHTS, CONTINUED
(in millions, except ratio data)

	QUARTERLY TRENDS								FULL YEAR
							4Q25 Change				2025 Change
	4Q25	3Q25	2Q25	1Q25		4Q24	3Q25	4Q24	2025	2024	2024
SELECTED BALANCE SHEET DATA (period-end)
Total assets	$288,065	$282,322	$268,966	$258,354		$255,385	2%	13%	$288,065	$255,385	13%
Loans	266,385	257,988	245,526	237,201		236,303	3	13	266,385	236,303	13
Deposits	257,316	239,999	242,356	250,219		248,287	7	4	257,316	248,287	4
Equity	16,000	16,000	16,000	16,000		15,500	—	3	16,000	15,500	3

SELECTED BALANCE SHEET DATA (average)
Total assets	$284,100	$272,954	$261,128	$253,372		$253,612	4	12	$267,986	$246,254	9
Loans	260,792	250,730	240,585	233,937		233,768	4	12	246,596	227,676	8
Deposits	247,065	241,454	248,375	244,107		248,802	2	(1)	245,248	235,146	4
Equity	16,000	16,000	16,000	16,000		15,500	—	3	16,000	15,500	3

CREDIT DATA AND QUALITY STATISTICS
Net charge-offs/(recoveries)	$30	$62	$(1)	$1		$(2)	(52)	NM	$92	$21	338

Nonaccrual loans	1,199	1,129	1,035	675	(a)	700	6	71	1,199	700	71

Allowance for credit losses:
Allowance for loan losses	536	555	552	530		539	(3)	(1)	536	539	(1)
Allowance for lending-related commitments	43	52	58	33		35	(17)	23	43	35	23
Total allowance for credit losses	579	607	610	563		574	(5)	1	579	574	1

Net charge-off/(recovery) rate	0.05%	0.10%	—%	—%		—%			0.04%	0.01%

Allowance for loan losses to period-end loans	0.20	0.22	0.22	0.22	(a)	0.23			0.20	0.23

Allowance for loan losses to nonaccrual loans	45	49	53	93	(a)	77			45	77
Nonaccrual loans to period-end loans	0.45	0.44	0.42	0.28		0.30			0.45	0.30

(a)Includes $107 million of nonaccrual loans held-for-sale at March 31, 2025, which are excluded from the allowance coverage ratio calculations.

JPMORGAN CHASE & CO.
ASSET & WEALTH MANAGEMENT
FINANCIAL HIGHLIGHTS, CONTINUED
(in billions)

						Dec 31, 2025
						Change		FULL YEAR
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Dec 31,			2025 Change
CLIENT ASSETS	2025	2025	2025	2025	2024	2025	2024	2025	2024	2024
Assets by asset class
Liquidity	$1,279	$1,174	$1,131	$1,120	$1,083	9%	18%	$1,279	$1,083	18%
Fixed income	998	971	925	879	851	3	17	998	851	17
Equity	1,400	1,371	1,258	1,128	1,128	2	24	1,400	1,128	24
Multi-asset	884	855	809	764	764	3	16	884	764	16
Alternatives	230	228	220	222	219	1	5	230	219	5
TOTAL ASSETS UNDER MANAGEMENT	4,791	4,599	4,343	4,113	4,045	4	18	4,791	4,045	18
Custody/brokerage/administration/deposits	2,327	2,239	2,078	1,889	1,887	4	23	2,327	1,887	23
TOTAL CLIENT ASSETS (a)	$7,118	$6,838	$6,421	$6,002	$5,932	4	20	$7,118	$5,932	20

Assets by client segment
Private Banking (b)	$1,414	$1,364	$1,270	$1,201	$1,162	4	22	$1,414	$1,162	22
Global Institutional	1,953	1,837	1,772	1,705	1,692	6	15	1,953	1,692	15
Global Funds (b)	1,424	1,398	1,301	1,207	1,191	2	20	1,424	1,191	20
TOTAL ASSETS UNDER MANAGEMENT	$4,791	$4,599	$4,343	$4,113	$4,045	4	18	$4,791	$4,045	18

Private Banking (b)	$3,549	$3,423	$3,191	$2,949	$2,902	4	22	$3,549	$2,902	22
Global Institutional	2,121	1,994	1,907	1,828	1,820	6	17	2,121	1,820	17
Global Funds (b)	1,448	1,421	1,323	1,225	1,210	2	20	1,448	1,210	20
TOTAL CLIENT ASSETS (a)	$7,118	$6,838	$6,421	$6,002	$5,932	4	20	$7,118	$5,932	20

Assets under management rollforward
Beginning balance	$4,599	$4,343	$4,113	$4,045	$3,904			$4,045	$3,422
Net asset flows:
Liquidity	105	37	5	36	94			183	140
Fixed income	25	31	27	11	18			94	91
Equity	11	31	16	37	41			95	114
Multi-asset	11	4	(2)	3	14			16	19
Alternatives	5	6	(10)	3	3			4	10
Market/performance/other impacts	35	147	194	(22)	(29)			354	249
Ending balance	$4,791	$4,599	$4,343	$4,113	$4,045			$4,791	$4,045

Client assets rollforward
Beginning balance	$6,838	$6,421	$6,002	$5,932	$5,721			$5,932	$5,012
Net asset flows	206	147	80	120	224			553	486
Market/performance/other impacts	74	270	339	(50)	(13)			633	434
Ending balance	$7,118	$6,838	$6,421	$6,002	$5,932			$7,118	$5,932

BUSINESS METRICS
Firmwide Wealth Management
Client assets (in billions) (c)	$4,521	$4,373	$4,087	$3,791	$3,756	3	20	$4,521	$3,756	20
Number of client advisors	10,150	10,075	9,704	9,641	9,530	1	7	10,150	9,530	7

Stock Plan Administration
Number of stock plan participants (in thousands)	1,794	1,796	1,594	1,500	1,327	—	35	1,794	1,327	35
Client assets (in billions)	372	357	314	281	270	4	38	372	270	38
(a)Includes CCB client investment assets invested in managed accounts and J.P. Morgan mutual funds where AWM is the investment manager.
(b)In the first quarter of 2025, the Firm realigned certain client assets from Private Banking to Global Funds to reflect them in the client segment where the assets are invested. Prior period amounts have been revised to conform with the current presentation.
(c)Consists of Global Private Bank in AWM and client investment assets in J.P. Morgan Wealth Management in CCB.

JPMORGAN CHASE & CO.
CORPORATE
FINANCIAL HIGHLIGHTS
(in millions, except employee data)

	QUARTERLY TRENDS											FULL YEAR
										4Q25 Change						2025 Change
	4Q25		3Q25		2Q25		1Q25		4Q24	3Q25	4Q24	2025		2024		2024
INCOME STATEMENT
REVENUE
Principal transactions	$(144)		$(54)		$(54)		$(87)		$28	(167)%	NM	$(339)		$152		NM
Investment securities gains/(losses)	(72)		105		(54)		(37)		(92)	NM	22%	(58)		(1,020)		94%
All other income	128		246		157		777		34	(48)	276	1,308		8,476	(i)	(85)
Noninterest revenue	(88)		297		49		653		(30)	NM	(193)	911		7,608		(88)
Net interest income	1,568		1,406		1,489		1,651		2,030	12	(23)	6,114		9,786		(38)
TOTAL NET REVENUE (a)	1,480		1,703		1,538		2,304		2,000	(13)	(26)	7,025		17,394		(60)

Provision for credit losses	4		(3)		25		(19)		(18)	NM	NM	7		10		(30)

NONINTEREST EXPENSE	648	(e)	445		547		185	(e)	550	46	18	1,825	(e)	3,994	(e)(j)	(54)
Income before income tax expense	828		1,261		966		2,138		1,468	(34)	(44)	5,193		13,390		(61)
Income tax expense/(benefit)	521		436		(729)	(g)	445		132	19	295	673	(g)	2,789		(76)
NET INCOME	$307		$825		$1,695		$1,693		$1,336	(63)	(77)	$4,520		$10,601		(57)

MEMO:
TOTAL NET REVENUE
Treasury and Chief Investment Office (“CIO”)	1,601		1,687		1,649		1,564		2,083	(5)	(23)	6,501		9,638		(33)
Other Corporate	(121)		16		(111)		740		(83)	NM	(46)	524		7,756		(93)
TOTAL NET REVENUE	$1,480		$1,703		$1,538		$2,304		$2,000	(13)	(26)	$7,025		$17,394		(60)

NET INCOME/(LOSS)
Treasury and CIO	1,120		1,166		1,121		1,158		1,568	(4)	(29)	4,565		7,013		(35)
Other Corporate	(813)		(341)		574		535		(232)	(138)	(250)	(45)		3,588		NM
TOTAL NET INCOME	$307		$825		$1,695		$1,693		$1,336	(63)	(77)	$4,520		$10,601		(57)

SELECTED BALANCE SHEET DATA (period-end)
Total assets	$1,329,632		$1,297,608		$1,370,312		$1,289,274		$1,323,967	2	—	$1,329,632		$1,323,967		—
Loans	2,941		2,707		2,033		2,478		1,964	9	50	2,941		1,964		50
Deposits (b)	35,874		34,145		27,952		25,064		27,581	5	30	35,874		27,581		30

Employees	50,031		50,013		49,662		50,676	(h)	49,610	—	1	50,031	(h)	49,610		1

SUPPLEMENTAL INFORMATION
TREASURY and CIO
Investment securities gains/(losses)	$(72)		$105		$(54)		$(37)		$(92)	NM	22	$(58)		$(1,020)		94
Available-for-sale securities (average)	502,641		495,777	(f)	462,179		391,997		371,415	1	35	463,541	(f)	287,260		61
Held-to-maturity securities (average) (c)	283,009		269,717	(f)	262,479		269,906		286,993	5	(1)	271,309	(f)	321,384		(16)
Investment securities portfolio (average)	$785,650		$765,494		$724,658		$661,903		$658,408	3	19	$734,850		$608,644		21
Available-for-sale securities (period-end)	503,896		487,277	(f)	482,269		396,316		403,796	3	25	503,896	(f)	403,796		25
Held-to-maturity securities (period-end) (c)	270,134		293,446	(f)	260,559		265,084		274,468	(8)	(2)	270,134	(f)	274,468		(2)
Investment securities portfolio, net of allowance for credit losses (period-end) (d)	$774,030		$780,723		$742,828		$661,400		$678,264	(1)	14	$774,030		$678,264		14

(a)Included tax-equivalent adjustments, predominantly driven by tax-exempt income from municipal bonds, of $41 million, $39 million, $38 million, $36 million and $44 million for the three months ended December 31, 2025, September 30, 2025, June 30, 2025, March 31, 2025 and December 31, 2024, respectively, and $154 million and $182 million for the full year 2025 and 2024, respectively.
(b)Predominantly relates to the Firm's international consumer initiatives.
(c)At December 31, 2025, September 30, 2025, June 30, 2025, March 31, 2025 and December 31, 2024, the estimated fair value of the HTM securities portfolio was $253.3 billion, $274.9 billion, $239.3 billion, $242.3 billion and $247.9 billion, respectively.
(d)At December 31, 2025, September 30, 2025, June 30, 2025, March 31, 2025 and December 31, 2024, the allowance for credit losses on investment securities was $73 million, $72 million, $75 million, $85 million and $105 million, respectively.
(e)Included FDIC special assessment accrual releases of $326 million and $323 million for the three months ended December 31, 2025 and March 31, 2025, respectively, and $763 million for the full year 2025; and an accrual increase of $725 million for the full year 2024. Refer to Note 6 on page 228 of the Firm’s 2024 Form 10-K for additional information.
(f)During the third quarter of 2025, the Firm transferred $44.1 billion of investment securities from AFS to HTM for asset-liability management purposes.
(g)Included a $774 million income tax benefit driven by the resolution of certain tax audits and the impact of tax regulations related to foreign currency translation gains and losses finalized in 2024 and effective for 2025.
(h)In the first quarter of 2025, 768 employees were transferred from the lines of business to Corporate as a result of the centralization of certain functions.
(i)Included a $7.9 billion net gain related to Visa shares recorded in the second quarter of 2024. Refer to footnote (i) on page 2 for further information.
(j)Included a $1.0 billion contribution of Visa shares to the JPMorgan Chase Foundation recorded in the second quarter of 2024. Refer to Note 2 of the Firm’s 2024 Form 10-K for additional information.

JPMORGAN CHASE & CO.
CREDIT-RELATED INFORMATION
(in millions)

								Dec 31, 2025
								Change
	Dec 31,		Sep 30,	Jun 30,		Mar 31,	Dec 31,	Sep 30,	Dec 31,
	2025		2025	2025		2025	2024	2025	2024
CREDIT EXPOSURE
Consumer, excluding credit card loans (a)
Loans retained	$368,741		$369,859	$371,855		$372,892	$376,334	—%	(2)%
Loans held-for-sale and loans at fair value	33,517		23,225	22,185		18,246	16,476	44	103
Total consumer, excluding credit card loans	402,258		393,084	394,040		391,138	392,810	2	2

Credit card loans
Loans retained	247,797		235,475	232,943		223,384	232,860	5	6
Total credit card loans	247,797		235,475	232,943		223,384	232,860	5	6
Total consumer loans	650,055		628,559	626,983		614,522	625,670	3	4

Wholesale loans (b)
Loans retained	792,367		764,451	740,675		704,714	690,396	4	15
Loans held-for-sale and loans at fair value	51,007		42,236	44,334		36,459	31,922	21	60
Total wholesale loans	843,374		806,687	785,009		741,173	722,318	5	17

Total loans	1,493,429		1,435,246	1,411,992		1,355,695	1,347,988	4	11
Derivative receivables	57,777		59,849	60,346		60,539	60,967	(3)	(5)
Receivables from customers (c)	47,336		68,493	53,099		49,403	51,929	(31)	(9)
Total credit-related assets	1,598,542		1,563,588	1,525,437		1,465,637	1,460,884	2	9

Lending-related commitments
Consumer, excluding credit card	43,587		48,015	47,064		46,149	44,844	(9)	(3)
Credit card (d)	1,177,766	(g)	1,069,963	1,050,275		1,031,481	1,001,311	10	18
Wholesale	595,954		596,028	559,654	(h)	548,853	531,467	—	12
Total lending-related commitments	1,817,307		1,714,006	1,656,993		1,626,483	1,577,622	6	15

Total credit exposure	$3,415,849		$3,277,594	$3,182,430		$3,092,120	$3,038,506	4	12

Memo: Total by category
Consumer exposure (e)	$1,871,408		$1,746,537	$1,724,322		$1,692,152	$1,671,825	7	12
Wholesale exposure (f)	1,544,441		1,531,057	1,458,108		1,399,968	1,366,681	1	13
Total credit exposure	$3,415,849		$3,277,594	$3,182,430		$3,092,120	$3,038,506	4	12

(a)Includes scored loans held in CCB, scored mortgage and home equity loans held in AWM, and scored mortgage loans held in CIB and Corporate.
(b)Includes loans held in CIB, AWM, Corporate as well as risk-rated loans held in CCB, including business banking and J.P. Morgan Wealth Management loans held in Banking & Wealth Management, and auto dealer loans for which the wholesale methodology is applied when determining the allowance for loan losses.
(c)Receivables from customers reflect held-for-investment margin loans to brokerage clients in CIB, CCB and AWM; these are reported within accrued interest and accounts receivable on the Consolidated balance sheets.
(d)Also includes commercial card lending-related commitments primarily in CIB.
(e)Represents total consumer loans and lending-related commitments.
(f)Represents total wholesale loans, lending-related commitments, derivative receivables, and receivables from customers.
(g)Includes approximately $104 billion associated with the Firm’s forward purchase commitment of the Apple credit card portfolio, as agreed upon on December 30, 2025 and announced on January 7, 2026. This reflects the portfolio’s forecasted total credit exposure at the time the acquisition closes, which is expected to be in approximately 24 months, and which includes approximately $23 billion of estimated drawn loans.
(h)Prior-period amount has been revised to conform with the presentation in the Firm’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025.

JPMORGAN CHASE & CO.
CREDIT-RELATED INFORMATION, CONTINUED
(in millions, except ratio data)

							Dec 31, 2025
							Change
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,		Sep 30,	Dec 31,
	2025	2025	2025	2025	2024		2025	2024
NONPERFORMING ASSETS (a)
Consumer nonaccrual loans
Loans retained	$3,875	$3,954	$3,938	$3,318	$3,233	(c)	(2)%	20%
Loans held-for-sale and loans at fair value	798	646	731	441	693		24	15
Total consumer nonaccrual loans	4,673	4,600	4,669	3,759	3,926		2	19

Wholesale nonaccrual loans
Loans retained	4,398	4,740	4,479	3,895	3,942		(7)	12
Loans held-for-sale and loans at fair value	786	766	673	964	969		3	(19)
Total wholesale nonaccrual loans	5,184	5,506	5,152	4,859	4,911		(6)	6

Total nonaccrual loans	9,857	10,106	9,821	8,618	8,837		(2)	12

Derivative receivables	204	224	349	169	145		(9)	41
Assets acquired in loan satisfactions	298	305	310	318	318		(2)	(6)
Total nonperforming assets	10,359	10,635	10,480	9,105	9,300		(3)	11
Wholesale lending-related commitments (b)	925	1,025	922	793	737		(10)	26
Total nonperforming exposure	$11,284	$11,660	$11,402	$9,898	$10,037		(3)	12

NONACCRUAL LOAN-RELATED RATIOS
Total nonaccrual loans to total loans	0.66%	0.70%	0.70%	0.64%	0.66%	(c)
Total consumer, excluding credit card nonaccrual loans to
total consumer, excluding credit card loans	1.16	1.17	1.18	0.96	1.00
Total wholesale nonaccrual loans to total
wholesale loans	0.61	0.68	0.66	0.66	0.68

(a)Excludes mortgage loans past due and insured by U.S. government agencies, which are primarily 90 or more days past due. These loans have been excluded based upon the government guarantee. At December 31, 2025, September 30, 2025, June 30, 2025, March 31, 2025 and December 31, 2024, mortgage loans 90 or more days past due and insured by U.S. government agencies were $198 million, $158 million, $113 million, $117 million and $121 million, respectively. In addition, the Firm’s policy is generally to exempt credit card loans from being placed on nonaccrual status as permitted by regulatory guidance. Refer to Note 12 of the Firm’s 2024 Form 10-K for additional information on the Firm’s credit card nonaccrual and charge-off policies.
(b)Represents commitments that are risk rated as nonaccrual.
(c)Prior-period amount and ratio have been revised to conform with the presentation in the Firm’s 2024 Form 10-K.

JPMORGAN CHASE & CO.
CREDIT-RELATED INFORMATION, CONTINUED
(in millions, except ratio data)

	QUARTERLY TRENDS								FULL YEAR
							4Q25 Change					2025 Change
	4Q25		3Q25	2Q25	1Q25	4Q24	3Q25	4Q24	2025		2024	2024
SUMMARY OF CHANGES IN THE ALLOWANCES
ALLOWANCE FOR LOAN LOSSES
Beginning balance	$25,735		$24,953	$25,208	$24,345	$23,949	3%	7%	$24,345		$22,420	9%
Net charge-offs:
Gross charge-offs	3,099		3,181	2,944	2,816	2,845	(3)	9	12,040		10,519	14
Gross recoveries collected	(585)		(588)	(534)	(484)	(481)	1	(22)	(2,191)		(1,881)	(16)
Net charge-offs	2,514		2,593	2,410	2,332	2,364	(3)	6	9,849		8,638	14
Provision for loan losses	2,544		3,376	2,151	3,193	2,696	(25)	(6)	11,264		10,494	7
Other	—		(1)	4	2	64	NM	NM	5		69	(93)
Ending balance	$25,765		$25,735	$24,953	$25,208	$24,345	—	6	$25,765		$24,345	6

ALLOWANCE FOR LENDING-RELATED COMMITMENTS
Beginning balance	$2,964		$2,932	$2,226	$2,101	$2,142	1	38	$2,101		$1,974	6
Provision for lending-related commitments	2,107	(b)	31	706	125	(40)	NM	NM	2,969	(b)	128	NM
Other	—		1	—	—	(1)	NM	NM	1		(1)	NM
Ending balance	$5,071		$2,964	$2,932	$2,226	$2,101	71	141	$5,071		$2,101	141

ALLOWANCE FOR INVESTMENT SECURITIES	$106		$105	$108	$118	$152	1	(30)	$106		$152	(30)

Total allowance for credit losses (a)	$30,942		$28,804	$27,993	$27,552	$26,598	7	16	$30,942		$26,598	16

NET CHARGE-OFF/(RECOVERY) RATES
Consumer retained, excluding credit card loans	0.19%		0.12%	0.14%	0.18%	0.20%			0.16%		0.18%
Credit card retained loans	3.14		3.15	3.40	3.58	3.30			3.31		3.34
Total consumer retained loans	1.35		1.29	1.38	1.45	1.36			1.37		1.31
Wholesale retained loans	0.23		0.33	0.19	0.11	0.18			0.22		0.12
Total retained loans	0.72		0.76	0.73	0.74	0.73			0.74		0.68

Memo: Average retained loans
Consumer retained, excluding credit card loans	$368,485		$370,073	$372,005	$374,466	$376,976	—	(2)	$371,238		$384,001	(3)
Credit card retained loans	239,356		234,354	228,320	224,350	224,124	2	7	231,644		214,033	8
Total average retained consumer loans	607,841		604,427	600,325	598,816	601,100	1	1	602,882		598,034	1
Wholesale retained loans	775,282		747,045	721,105	686,585	687,197	4	13	732,793		673,310	9
Total average retained loans	$1,383,123		$1,351,472	$1,321,430	$1,285,401	$1,288,297	2	7	$1,335,675		$1,271,344	5

(a)At December 31, 2025, September 30, 2025, June 30, 2025, March 31, 2025 and December 31, 2024, excludes an allowance for credit losses associated with certain accounts receivable in CIB of $288 million, $285 million, $288 million, $283 million and $268 million, respectively.
(b)Refer to footnote (f) on page 2 and footnote (g) on page 24 for further information.

JPMORGAN CHASE & CO.
CREDIT-RELATED INFORMATION, CONTINUED
(in millions, except ratio data)

								Dec 31, 2025
								Change
	Dec 31,		Sep 30,	Jun 30,	Mar 31,	Dec 31,		Sep 30,	Dec 31,
	2025		2025	2025	2025	2024		2025	2024
ALLOWANCE COMPONENTS AND RATIOS
ALLOWANCE FOR LOAN LOSSES
Consumer, excluding credit card
Asset-specific	$(647)		$(621)	$(683)	$(727)	$(728)		(4)%	11%
Portfolio-based	2,567		2,524	2,532	2,585	2,535		2	1
Total consumer, excluding credit card	1,920		1,903	1,849	1,858	1,807		1	6
Credit card
Portfolio-based	15,557		15,554	15,001	15,000	14,600		—	7
Total credit card	15,557		15,554	15,001	15,000	14,600		—	7
Total consumer	17,477		17,457	16,850	16,858	16,407		—	7
Wholesale
Asset-specific	707		838	781	692	526		(16)	34
Portfolio-based	7,581		7,440	7,322	7,658	7,412		2	2
Total wholesale	8,288		8,278	8,103	8,350	7,938		—	4
Total allowance for loan losses	25,765		25,735	24,953	25,208	24,345		—	6
Allowance for lending-related commitments	5,071	(b)	2,964	2,932	2,226	2,101		71	141
Allowance for investment securities	106		105	108	118	152		1	(30)
Total allowance for credit losses	$30,942		$28,804	$27,993	$27,552	$26,598		7	16

CREDIT RATIOS
Consumer, excluding credit card allowance, to total
consumer, excluding credit card retained loans	0.52%		0.51%	0.50%	0.50%	0.48%
Credit card allowance to total credit card retained loans	6.28		6.61	6.44	6.71	6.27
Wholesale allowance to total wholesale retained loans	1.05		1.08	1.09	1.18	1.15
Total allowance to total retained loans	1.83		1.88	1.85	1.94	1.87
Consumer, excluding credit card allowance, to consumer,
excluding credit card retained nonaccrual loans (a)	50		48	47	56	56
Total allowance, excluding credit card allowance, to retained
nonaccrual loans, excluding credit card nonaccrual loans (a)	123		117	118	142	136
Wholesale allowance to wholesale retained nonaccrual loans	188		175	181	214	201
Total allowance to total retained nonaccrual loans	311		296	296	349	339	(c)

(a)Refer to footnote (a) on page 25 for information on the Firm’s nonaccrual policy for credit card loans.
(b)Refer to footnote (f) on page 2 and footnote (g) on page 24 for further information.
(c)Prior-period ratio has been revised to conform with the presentation in the Firm’s 2024 Form 10-K.

JPMORGAN CHASE & CO.
NON-GAAP FINANCIAL MEASURES

Non-GAAP Financial Measures
(a)In addition to analyzing the Firm’s results on a reported basis, management reviews Firmwide results, including the overhead ratio, on a “managed” basis; these Firmwide managed basis results are non-GAAP financial measures. The Firm also reviews the results of the lines of business on a managed basis. The Firm’s definition of managed basis starts, in each case, with the reported U.S. GAAP results and includes certain reclassifications to present total net revenue for the Firm as a whole and for each of the reportable business segments and Corporate on an FTE basis. Accordingly, revenue from investments that receive tax credits and tax-exempt securities is presented in the managed results on a basis comparable to taxable investments and securities. These financial measures allow management to assess the comparability of revenue from year-to-year arising from both taxable and tax-exempt sources. The corresponding income tax impact related to tax-exempt items is recorded within income tax expense. These adjustments have no impact on net income as reported by the Firm as a whole or by each of the lines of business and Corporate.
(b)Pre-provision profit is a non-GAAP financial measure which represents total net revenue less total noninterest expense. The Firm believes that this financial measure is useful in assessing the ability of a lending institution to generate income in excess of its provision for credit losses.
(c)TCE, ROTCE, and TBVPS are each non-GAAP financial measures. TCE represents the Firm’s common stockholders’ equity (i.e., total stockholders’ equity less preferred stock) less goodwill and identifiable intangible assets (other than MSRs), net of related deferred tax liabilities. ROTCE measures the Firm’s net income applicable to common equity as a percentage of average TCE. TBVPS represents the Firm’s TCE at period-end divided by common shares at period-end. TCE, ROTCE, and TBVPS are utilized by the Firm, as well as investors and analysts, in assessing the Firm’s use of equity.
(d)In addition to reviewing net interest income (“NII”), net yield, and noninterest revenue (“NIR”) on a managed basis, management also reviews these metrics excluding Markets, which is composed of Fixed Income Markets and Equity Markets, as shown below. Markets revenue consists of principal transactions, fees, commissions and other income, as well as net interest income. These metrics, which exclude Markets, are non-GAAP financial measures. Management reviews these metrics to assess the performance of the Firm’s lending, investing (including asset-liability management) and deposit-raising activities, apart from any volatility associated with Markets activities. In addition, management also assesses Markets business performance on a total revenue basis as offsets may occur across revenue lines. For example, securities that generate net interest income may be risk-managed by derivatives that are reflected at fair value in principal transactions revenue. Management believes these measures provide investors and analysts with alternative measures to analyze the revenue trends of the Firm. For additional information on Markets revenue, refer to pages 81-82 of the Firm’s 2024 Form 10-K.

	QUARTERLY TRENDS							FULL YEAR
						4Q25 Change				2025 Change
(in millions, except rates)	4Q25	3Q25	2Q25	1Q25	4Q24	3Q25	4Q24	2025	2024	2024

Net interest income - reported	$24,995	$23,966	$23,209	$23,273	$23,350	4%	7%	$95,443	$92,583	3%
Fully taxable-equivalent adjustments	113	105	105	102	121	8	(7)	425	477	(11)
Net interest income - managed basis	$25,108	$24,071	$23,314	$23,375	$23,471	4	7	$95,868	$93,060	3
Less: Markets net interest income	1,251	680	561	785	457	84	174	3,277	641	411
Net interest income excluding Markets	$23,857	$23,391	$22,753	$22,590	$23,014	2	4	$92,591	$92,419	—

Average interest-earning assets	$3,923,824	$3,895,764	$3,845,982	$3,668,384	$3,571,960	1	10	$3,834,359	$3,537,567	8
Less: Average Markets interest-earning assets	1,403,245	1,404,633	1,387,584	1,255,149	1,157,421	—	21	1,363,174	1,128,153	21
Average interest-earning assets excluding Markets	$2,520,579	$2,491,131	$2,458,398	$2,413,235	$2,414,539	1	4	$2,471,185	$2,409,414	3

Net yield on average interest-earning assets - managed basis (a)	2.54%	2.45%	2.43%	2.58%	2.61%			2.50%	2.63%
Net yield on average Markets interest-earning assets	0.35	0.19	0.16	0.25	0.16			0.24	0.06
Net yield on average interest-earning assets excluding Markets (a)	3.76	3.73	3.71	3.80	3.79			3.75	3.84

Noninterest revenue - reported	$20,803	$22,461	$21,703	$22,037	$19,418	(7)	7	$87,004	$84,973	2
Fully taxable-equivalent adjustments	856	588	663	602	849	46	1	2,709	2,560	6
Noninterest revenue - managed basis	$21,659	$23,049	$22,366	$22,639	$20,267	(6)	7	$89,713	$87,533	2
Less: Markets noninterest revenue	6,988	8,264	8,375	8,878	6,592	(15)	6	32,505	29,366	11
Noninterest revenue excluding Markets	$14,671	$14,785	$13,991	$13,761	$13,675	(1)	7	$57,208	$58,167	(2)

Memo: Markets total net revenue	$8,239	$8,944	$8,936	$9,663	$7,049	(8)	17	$35,782	$30,007	19

(a) Includes the effect of derivatives that qualify for hedge accounting. Taxable-equivalent amounts are used where applicable. Refer to Note 5 of the Firm’s 2024 Form 10-K for additional information on hedge accounting.